CNDA: 6203681

INTEL CORPORATION
AMENDED AND RESTATED FOUNDRY AND MANUFACTURING CUSTOMER AGREEMENT
This Agreement (the "Agreement") is entered into entered into on April 1, 2013 and effective as of February 21, 2013 (the “Effective Date”) by and between Intel Corporation, a Delaware corporation having its principal place of business at 2200 Mission College Blvd., Santa Clara, California 95054 on behalf of itself and its Subsidiaries (collectively, "Intel") and Altera Corporation having its principal place of business at 101 Innovation Drive, San Jose, California 95134 and Altera International Inc. having its registered address at Citco Trustees (Cayman) Ltd, Regatta Office Park, Windward One Building, P.O. Box 31106, Grand Cayman KY1-1205, Cayman Islands (collectively “Customer”). Intel and Customer are sometimes referred to as a "Party" and collectively referred to as the "Parties". This Agreement, including its exhibits, supersedes and replaces the Foundry and Manufacturing Customer Agreement previously executed by the Parties on February 21, 2013, and its exhibits.
RECITALS

A.
Intel, a manufacturer of semiconductor components, conducts a foundry, packaging, assembly and test business whereby Intel performs foundry, packaging, assembly and test services for the manufacture of integrated circuits designed by its foundry customers; and

B.
The Parties desire that (1) Intel manufacture and sell Products (defined below) containing such integrated circuits designed by Customer and (2) Customer purchase such Products, subject to the provisions of this Agreement.

1.	DEFINITIONS

1.1
"Acceptance Specification" means the agreed technical and quality specifications pertaining to a particular Product or service, which specifications will be attached to the applicable Product Attachment. A sample Acceptance Specification is attached hereto as Exhibit A.

1.2
“Affiliate” means, for an identified entity, any entity: (a) that is a Subsidiary of such identified entity; or (b) that Controls or is under common Control with such identified entity, but such entity shall be deemed to be an Affiliate only for so long as such Control exists.

1.3
“Background IP Rights” means all IP Rights owned, controlled, or licensed by either Party, (i) developed, conceived, obtained, licensed, or acquired prior to the Effective Date of this Agreement, or (ii) developed, conceived, obtained, licensed, or acquired independently of this Agreement.

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1.4	"Confidential Information" is as defined in accordance with the CNDA referenced on the first page of this Agreement and any applicable separate nondisclosure agreements between the Parties.

1.5
“Control” (including “Controlled” and other forms) of an entity means: (a) beneficial ownership (whether directly or indirectly through entities or other means) of more than fifty percent (50%) of the outstanding voting securities of that entity; or (b) in the case of an entity that has no outstanding voting securities, having the power (whether directly or indirectly through entities or other means) presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.

1.6	“Copyrights” means all worldwide copyrights, copyright applications, copyright registrations, or any right analogous to those described in this definition in foreign jurisdictions.

1.7	“Creating Party” means the party who conceives, creates, or authors an invention or work.

1.8	"Customer Provided Deliverables" means the Customer deliverables set forth on a Product-by-Product basis in the particular Product's Product Attachment .

1.9	"Database" means the machine readable code which represents the layout, schematic, Netlist, or other software description of a specific design for a Product.

1.10	"Delivery" means when a Product is delivered pursuant to the applicable shipment terms.

1.11	Intentionally Deleted.

1.12
"Die Product(s)" means an integrated circuit that is the subject of a Product Attachment, in die form, manufactured with a distinct Customer-provided design at Intel pursuant to this Agreement, which passes the Customer approved sort test program.

1.13	"Engineering Samples" means limited quantities of a specific Product which are manufactured prior to Production Qualification of such Product, upon Customer’s request.

1.14	"Engineering Wafers" means Wafers that are not Risk Production Wafers or Production Wafers.

1.15	"Excluded Product(s)" means integrated circuits primarily marketed as the primary application processing device for products in the following

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market segments, and such other market segments as the Parties may agree in writing:

1.15.1	[*****], regardless of form factor (e.g. [*****] or [*****]) or physical media (e.g. [*****]);

1.15.2	[*****];

1.15.3	[*****];

1.15.4	[*****];

1.15.5	[*****];

1.15.6	[*****]; and

1.15.7	[*****]
For clarity, an integrated circuit may become an Excluded Product if Customer begins primarily marketing such integrated circuit as the primary application processing device for products in the above segments, even if such Product had not previously been so marketed. For further clarity, a programmable logic device with an embedded processor will not be deemed an Excluded Product merely because of the presence of such embedded processor.

1.16	"Finished Product" means the Die Product assembled and tested by Intel.

1.17
“Foreground IP Rights” means all IP Rights: (1) for patentable subject matter, to or in inventions first conceived; (2) for copyrightable subject matter or mask works, authored; or (3) for trade secrets, developed, obtained, or acquired, by Intel, Customer or jointly by the Parties in the course of work performed by either Party during the term and in the course of their performance of this Agreement or the associated Product Attachments.

1.18	"Foreground Packaging IP Rights" means Foreground IP Rights to or in Packaging Technology

1.19	"Foreground Process IP Rights" means Foreground IP Rights to or in Process Technology.

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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1.20	"Foreground Product IP Rights" means Foreground IP Rights to or in (i) designs and specifications for Products or Customer Provided Deliverables; or (ii) improvements to any of the foregoing.

1.21
“Foundry Workplan” means a document setting forth, for a particular Product, the activities and deliverables that Customer can expect from Intel, and the activities and deliverables that Intel would need from Customer in order to complete the development and manufacturing of that Product and deliver the Product to Customer expeditiously.

1.22
"Intel Licensable Technical Collateral" means Technical Collateral which Intel owns or has licensed from a third party that Intel can rightfully sublicense to Customer for development and design of Product(s), and which is identified as Intel Licensable Technical Collateral in a Foundry Workplan or Product Attachment.

1.23	"Intel Provided Deliverables" for a particular Product means the Intel deliverables set forth in the Product Attachment pertaining to such Product.

1.24
“IP Rights” means all intellectual property rights worldwide arising under statutory or common law, including without limitation Copyrights, Patent Rights, Trade Secret Rights or any analogous right in foreign jurisdictions. For purposes of this Agreement, IP Rights excludes trademarks, trade names, service marks, trade dress, or other forms of corporate or product identification whether or not recognized

1.25
"Joint Foreground IP Rights" means all IP Rights: (1) for patentable subject matter, to or in inventions first conceived; (2) for copyrightable subject matter or mask works, authored; or (3) for trade secrets, developed, obtained, or acquired, jointly by the Parties in the course of work performed during the term and in the course of their performance of this Agreement or the associated Product Attachments; provided, however, that Joint Foreground IP Rights does not include Foreground Product IP Rights.

1.26
"Joint Foreground Uncategorized IP Rights" means all IP Rights: (1) for patentable subject matter, to or in inventions first conceived; (2) for copyrightable subject matter or mask works, authored; or (3) for trade secrets, developed, obtained, or acquired, jointly by the Parties in the course of work performed during the term and in the course of their performance of this Agreement or the associated Product Attachments which is not described in Sections 1.18, 1.19, or 1.20.

1.27	“Lead Time" means the number of days required by Intel to fulfill an Order for manufacture and Delivery of a particular Product under normal operating conditions, taking into account the applicable

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Manufacturing Cycle Times involved and time required for Order processing and process planning.

1.28
"Line Item" means the specific quantity of a particular Product stated in an Order which is scheduled or requested to be manufactured and Delivered, on a particular date, where each Delivery date for each different Product represents a separate Line Item.

1.29
"Manufacturing Cycle Time" for a particular production segment (e.g., Wafer fab cycle time, sort cycle time, assembly/test cycle time) means the number of days allotted, under normal operating conditions, to perform the production steps comprising such segment.

1.30	"Megacells" means the hardware implementation of functional blocks.

1.31	"Megafunctions" means the software implementation of functional blocks.

1.32	"Netlist" means the list form of a circuit schematic describing the transistor to transistor connections.

1.33	“Non-Selecting Party,” as to an invention, is the Party who does not select to own that invention in the selection process described in Section 7.12

1.34	"Order" means Customer’s written authorization to Intel to perform the identified services or deliver the identified Products and to invoice Customer therefor as further provided herein.

1.35
“Packaging Technology” means technology relating to (i) semiconductor device assembly and packaging, including without limitation, package design and tools, single and multi-chip packages, package on package (POP), package in package (PIP), die stacking, other 2.5/3D packaging, die bonding, package thermal solutions, integrated heat sinks/spreaders, through silicon via, and package to board assembly techniques; and (ii) packaging, substrate, interposer, bonding, solder, solderballs, copper pillar/stud, underfill, and other materials and assembly techniques.

1.36
“Patent Indemnity Jurisdiction” means the United States, Republic of China, People’s Republic of China, Canada, Japan, South Korea, Russia, Israel, Mexico, Brazil, European Community, Switzerland, Austria, Sweden, Finland, Norway, India, Vietnam, Cambodia, Malaysia, Singapore, Philippines, and Indonesia.

1.37	“Patent Rights” means all rights in patents, including issued patents and pending patent applications whether domestic or foreign, including all

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substitutions, continuations, continuations-in-part, divisions, and renewals, and all reissues, re-examinations, and extensions.

1.38	"Process Excursion" means a process deviation outside of specified range.

1.39	“Process Technology” means technology relating to semiconductor manufacturing processes, process recipes, and device manufacturing, assembly and test techniques.

1.40	"Product" means Die Product, Finished Product [*****].

1.41
"Product Attachment” means a Product Family specific agreement which details the obligations and deliverables of each Party and terms and conditions in addition to those in this Agreement applying to one or more specific Products within a Product Family pursuant to Intel's quotation. The Product Attachment, and corresponding quotation, may be amended in writing from time to time by signed written agreement of the Parties.

1.42
A “Product Family” includes any products that are substantially similar to, or a successor to, a Product that is the subject of a Product Attachment signed by both parties, provided a product will only be deemed within a Product Family so long as such product is not an Excluded Product. The Parties intend that the Product Attachment for the first Product(s) in a particular Product Family will set out the scope of that Product Family, and that all Products in the Product Family will tape out within three years of Tape In of that first Product.

1.43	"Production" means the manufacture of a specified Product by Intel under this Agreement which takes place only after Production Qualification of a Product in accordance with this Agreement.

1.44	"Production Product" means a Product manufactured by Intel under this Agreement after Production Qualification for such Product has been completed in accordance with this Agreement.

1.45
"Production Qualification" means the quality and reliability status achieved when a specified Product meets the Customer's quality and reliability criteria and such status is certified in writing by Customer to Intel.

1.46	"Prototypes" means the initial units of a specified Product which are used to determine the functionality and performance of such Product.
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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1.47	“Release” means a release to manufacturing issued under a blanket Order.

1.48	"Risk Product" means Product that Customer authorizes Intel to produce before Production Qualification for a specified Product.

1.49	"Risk Production Wafers" means Wafers produced for Risk Product that are subject to Production Product pricing, production lot sizes and production Lead Times.

1.50	“Selecting Party,” as to an invention, means the Party who selects to own that invention in the selection process described in Section 7.12.

1.51	“Subsidiary” means, for an identified entity, any entity Controlled by the identified entity, but such entity shall be deemed to be a Subsidiary only for so long as such Control exists.

1.52	"Tape In" means the delivery by Customer to Intel of the GDSII Database or other Database for Intel’s use in creating masks and tooling for the manufacture of a Product.

1.53	"Technical Collateral" means technical documents, files, models, schematics, software tools, and layouts useful in the design or manufacture of integrated circuits.

1.54	“Trade Secret Rights” means all worldwide rights in trade secrets arising under statutory or common law, or any right analogous to U.S. trade secret rights in foreign jurisdictions.

1.55	"Wafers" means silicon wafers, the individual die of which embody Die Products, manufactured by Intel in accordance with a Product Attachment.

1.56
"WIP" means work in process with respect to a Product. This includes all Wafers and Product in Wafer fabrication, sort test, assembly and final test and all completed Product units not yet delivered to Customer.

2.	OVERVIEW

2.1
This Agreement states the terms under which Customer and Intel agree to undertake the manufacture of one or more Product(s) as agreed in writing from time to time, using Intel’s fabrication processes. The Parties may make this Agreement applicable to a Product by executing a Product Attachment which identifies the Product or Products and which references this Agreement. All the terms of this Agreement will apply to each separate Product unless an amendment to this Agreement is made in writing. This is not a "requirement contract": unless otherwise agreed in writing, Customer is not obligated to have all

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its needs for products fulfilled by Intel, nor is Intel obligated to manufacture all products required by Customer. Notwithstanding the foregoing, Intel will be obligated to manufacture and sell any Product that is the subject of a Product Attachment signed by both parties (and products that are within the Product Family of such Product) and cannot later claim such Product (or products that are within the Product Family of such Product) are Excluded Products unless such Products become Excluded Products by virtue of being marketed in a manner which brings the Product within the definition of Excluded Product set forth in Section 1.15. Customer’s and Intel’s agreement to have a particular Product manufactured at Intel does not imply any obligation to manufacture, or have manufactured, Customer’s other products at Intel and Intel may decline to manufacture any prospective product, including but not limited to Excluded Products. Customer may at any time propose additional products for manufacture at Intel under this Agreement, by providing to Intel, with respect to each such product, anticipated application(s), process node, anticipated volumes and other pertinent information, and Intel will promptly engage with Customer to make a preliminary determination as to whether manufacture at Intel is in the best interest of both Parties. Neither Party will be committed to develop for manufacture, nor to manufacture, any product unless and until a Product Attachment has been executed by both Parties. To the extent a Product Attachment contains terms which are in addition to or in conflict with the terms of this Agreement, the Product Attachment shall prevail, solely with respect to the Product to which the Product Attachment specifically pertains.

2.2
The Parties anticipate that, for each Product or Product Family, the Parties will jointly maintain a Foundry Workplan. Foundry Workplans are nonbinding, working documents which are periodically updated and revised to reflect the Parties' developing joint best understanding of their intentions based on available information. To the extent activities and/or deliverables are revised during the course of a project to a degree that the quotation is affected, the parties will negotiate and revise the Product Attachment accordingly.

2.3
It is Customer’s intention to purchase [*****] from Intel. [*****], both Parties will make reasonable accommodations to [*****] and [*****] Products to suitable [*****] and [*****] designated by [*****] (provided that Customer will not provide Products in [*****] to [*****] other than [*****]). Based on the Parties’ respective future business and manufacturing needs, however, the Parties will negotiate in good faith regarding terms for [*****] to [*****] designated [*****].

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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2.4
Each Product Attachment will specify whether applicable Products will be delivered as [*****] or [*****] (solely to Customer’s own sites for use solely at such sites), as [*****] Products, or as Finished Products, provided that:

2.4.1
For [*****] Products as to which Customer will not utilize Intel [*****], provision by Intel or by Customer [*****] Products to Customer’s [*****] will be pursuant to a nondisclosure agreement with such [*****] which meets Intel’s reasonable requirements (for purposes of this section, a nondisclosure agreement at least as protective of Intel as the CNDA referenced on the first page of this Agreement, and which names Intel as a third party beneficiary, will be deemed to meet Intel’s requirements) and, in any event, Intel will not be required to [*****] Products on any leading edge node until [*****] after Intel’s [*****] on that node has been [*****]; and

2.4.2
Customer will be responsible for all costs of enabling Customer’s [*****], and, as between Intel and Customer, will be responsible for all aspects of, and liabilities created by, [*****] interaction or integration, and will not look to Intel for failure analysis or [*****] for any issues to the extent arising from such [*****] interaction or integration.

3.	INTEL LICENSABLE TECHNICAL COLLATERAL

3.1
To the extent Customer requires access to, or use of, third party Technical Collateral which is sublicensable to Customer by Intel, Customer may be required to agree in writing to terms imposed by such third party as a prerequisite to such access or use. Prior to using any third party Technical Collateral, Intel will notify Customer and receive Customer’s written approval of such use, including any additional terms that may apply to such third party Technical Collateral.

3.2
Customer will [*****] development non-reoccurring engineering (“NRE”) or support [*****] for test program development, or for base Intel IP required to enable a Product (e.g., standard cell) that is part of Intel’s standard foundry IP offering, [*****] for integration of such IP into lead Products. The parties will negotiate in good faith with respect to charges for NRE, license fees (at market rates), integration and support for advanced or custom IP and other collateral.

3.3	Intel will provide commercially reasonable support for Customer’s use of third party-developed IP blocks, tools, and other technology referenced
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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in a Product Attachment provided that (a) use of such IP does not necessitate modification to the selected process technology nor Intel’s design or manufacturing methodologies and (b) to the extent Customer requires access to, or use of, third party technology, Customer may be required to agree in writing to terms imposed by the third party as a prerequisite to access or use. All Customer-selected third party IP blocks, tools, and other technology (unless within the scope of Intel Licensable Technical Collateral or Intel Provided Deliverables) will be understood for purposes of Section 10.4 to be Customer Provided Deliverables.

4.	PRODUCTION PERIOD

4.1	Forecasting

4.1.1
Demand Forecast. Customer will provide to Intel a twelve (12) month rolling demand forecast for Wafer-outs each month, taking into account applicable Lead Times for each Product, with the month in which the forecast is provided being “Month 1” of the forecast, commencing six months prior to anticipated Product Tape-In. If Customer does not provide an updated forecast for a given month, the most recently provided forecast will be deemed Customer’s current forecast. Customer’s forecast will state monthly requirements for Risk Wafers and Products. Customer is not required to forecast Prototypes. Except as set forth herein, each Customer forecast is non-binding on either Party and for capacity planning and material ordering purposes only, provided that Customer shall make good faith efforts to ensure that all forecasts are reasonable estimates of its anticipated needs. Subject to this obligation, and except as expressly stated in this Section 4.1, all such forecasts (and any responses to them) will be for planning purposes only, and will not create any obligation to purchase and/or sell. Customer is only liable for manufacture of Wafers ordered pursuant to an Order submitted and accepted under the terms of this Agreement.

4.1.2
Supply Assurance. Pursuant to the forecasting schedule in the Policy & Procedure document that will be made accessible to Customer via the Intel Foundry Services (IFS) portal, as such document may be modified by agreement of the Parties, Intel will provide a monthly rolling response to Customer's demand forecast. Intel's response may accept or reduce quantities forecast for any month for which a forecast has not previously been received. So long as Customer’s forecasts for any given month are equal to or less than amounts previously accepted for that month, Intel will accept the amounts forecast for each

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month, and will make commercially reasonable efforts to accept forecasts in excess of amounts previously forecast for each given month. For each month in Months 1-6 for which an Order is timely (prior to commencement of the applicable Lead Time) placed, Intel will accept Order quantities up to [*****] of the quantity accepted by Intel in response to Customer’s forecast received in the immediately preceding month for such month, in substantially the product mix forecast. Intel may modify its forecast response for any month(s) if Orders for such month(s) have not been timely placed by Customer. To the extent that any Customer forecast fails to forecast the full capacity or quantity if any, previously allocated to Customer in response to the immediately preceding forecast (after subtracting Orders placed by Customer for such month): (i) Intel shall be entitled in its sole and complete discretion to enter commitments with others for such unexercised capacity for the applicable months (calculated as Intel’s response to Customer’s immediately preceding forecast minus Customer’s current forecast) and in the amounts not so exercised, and (ii) Customer will not have any right to require Intel to provide that unexercised capacity to Customer in the month(s) involved.

4.1.3
Supply Upside. Intel agrees to consider requests to support upsides within Lead Time in Production or to expedite manufacture of any Wafers. If Intel agrees to accommodate Customer’s request for upside or expedited processing within Lead Time, Customer may incur expedite charges as set forth in the applicable price quote.

4.1.4
In the event either Party fails to meet its commitments pursuant to this Section 4.1, the sole remedy for the other Party is, at its discretion, to adjust future capacity and/or Order commitments, as the case may be, in an amount reasonably related to the amount of the shortfall, and taking into account the other’s ordering/fulfillment patterns and any information the other wishes to share regarding its forecasted needs or capacities, and neither Party shall have any right to bring any action in law or in equity to enforce any provision of this Section 4.1 other than this subsection 4.1.4. Notwithstanding the foregoing, in the event Intel fails to meet its Delivery commitments pursuant to this Section 4.1, Intel may not adjust committed quantities, and Intel may only

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[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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reschedule Delivery dates as expressly permitted in this Agreement.

4.1.5
The Parties will attempt to settle or resolve any claim or controversy arising from this Section 4.1 through consultation and negotiation in good faith and a spirit of mutual cooperation. Pursuant to this process, in the event of any material dissatisfaction or assertion by either Party of the other’s failure to perform any commitment under this Section 4.1, or any concern that a Party is not placing, accepting or fulfilling Orders consistent with the letter or spirit of this Section 4.1, the senior managers shall immediately take action to address the issue, and, failing that, will thereupon escalate the issue to executive level management and each Party will expeditiously obtain executive level review and resolution of the concern or situation.

4.1.6	Forecasting for manufacture of Products in other than Wafer form will be negotiated in good faith at an appropriate time.

4.1.7	For new product Tape Ins Intel will provide the fastest available cycle times, which are the same or better than standard Intel new product introduction cycle times.

4.2	Ordering

4.2.1
Customer will from time to time issue blanket Orders for manufacture of Production Products against which Customer may, outside of the applicable Lead Time(s) for the Product(s) involved, issue Releases referencing the applicable blanket Order, each of which, upon acceptance by Intel, will constitute an Order and, accordingly, authorization to Intel to start Wafers, and to enter a corresponding Line Item in the blanket Order corresponding to the Release.

4.2.2
Each Order (including Releases) will reference this Agreement. Additionally, each Order will include (a) Intel’s assigned part number and Customer’s assigned part number, (b) the Product(s) to be manufactured and quantity, (c) the requested Delivery date, and (d) the applicable price and agreed payment terms. For avoidance of confusion, under no circumstances, except as provided in Sections 2.3 and 8.5, will Intel be obligated to ship Products in Wafer form.

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4.2.3	Orders must be received at Intel at least [*****] calendar days ahead of Tape-In for lead lots and at least [*****] calendar days ahead of silicon starts for additional engineering lots.

4.2.4
Orders may be issued on Customer’s behalf by Customer’s Subsidiaries, and Intel is authorized to accept, fulfill, and invoice for such Orders as if they had been issued by Customer. Orders issued by Subsidiaries, and services performed pursuant to such Orders, will be treated in all respects as if they had been issued by and performed for Customer. Customer agrees to consolidate warranty and indemnity requests on behalf of Customer’s Subsidiaries, and to communicate those requests to Intel, provided that this will not be deemed to diminish nor increase Intel’s warranty or indemnity obligations under this Agreement. Customer will be responsible to Intel for any failure by any Customer Subsidiary to comply with any term of this Agreement, including but not limited to failure to timely pay invoices.

4.3	Acknowledgement

4.3.1
Intel will acknowledge the Order and inform the Customer of Intel’s committed Delivery date within [*****] business days. Provided that Orders are timely, Intel must accept the quantity of Products ordered by Customer, provided that Intel’s committed Delivery dates may be scheduled in accordance with Intel’s supply commitment obligations set forth in this Agreement. Order acknowledgements by Intel that do not meet the requested Delivery dates will only be effective if Customer sends Intel a written acceptance notice within [*****] business days after Customer’s receipt of such deviating Order acknowledgement from Intel.

4.3.2
Each Order acknowledgment will reference this Agreement and include (a) Intel’s assigned part number and Customer’s assigned part number, (b) the Product(s) to be manufactured and order quantity in the Order, (c) the applicable price and agreed payment terms, (d) the Intel committed quantity and Delivery date.

4.3.3
Orders and Order acknowledgments are only deemed valid (i) if sent to the other Party’s designated department responsible for such Party’s Order processing under this Agreement and (ii) if provided in writing or in the electronic data interchange

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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("EDI") format that may be agreed to between the Parties by separate written EDI agreement. No terms or conditions in a Party’s Order, delivery or shipping form, forms of acknowledgements, or similar documents will modify, replace or supplement the terms and conditions set forth in this Agreement, except for those terms reflecting the information categories specified in Section 4.3.2. In the event that the price on the Order differs from the price on the applicable quotation, the quotation will control.

4.3.4
A calendar for the demand forecast, supply assurance, Order and Order acknowledgment will be provided in the Policy & Procedure document that will be made accessible to Customer via the Intel Foundry Services (IFS) portal.

4.4	Cancellations and Reschedules.

4.4.1
Customer’s Orders for manufacture of Product(s) (including Risk Production Wafers, Engineering Wafers or Engineering Samples) that are within Lead Time and already in WIP may be canceled subject to payment upon invoice of the Cancellation Fees set forth in Section 4.4.2. Except as otherwise provided, forecasted requirements and Orders for manufacture of Product(s) outside of Lead Time are cancelable by Customer in whole or in part at any time without liability. However, if Intel starts Wafers outside of Lead Time in response to Customer’s written instructions, Customer will be responsible for cancellation liability pursuant to Section 4.4.2.

4.4.2	Cancellation Fees

4.4.2.1
If the production or delivery of Products are cancelled by the Customer within the Lead Time and after Products are already in WIP, then Customer shall pay to Intel a cancellation charge based on the following formula:

4.4.2.2	Cancellation charge per Wafer = Base cancellation fee + [percentage of manufacturing segments completed) * (Wafer sell price under contract - Base cancellation fee)].

4.4.2.3	Total Cancellation fees = (Cancellation charge per Wafer * number of Wafers)

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4.4.2.4	The Base cancellation fee shall be [*****] dollars. If Wafers have not been started, Intel shall waive the cancellation fee.

4.4.2.5	Masks. Mask cancellation fees, if applicable, will be based on the number and cost of reticles completed and /or started.

4.4.2.6
Late Line Item Cancellations. Intel will use commercially reasonable efforts to meet Delivery Dates specified in each Order accepted hereunder. Customer may cancel without liability any late items or shipments if and only if the delay is not caused by Customer and the delay exceeds the committed manufacturing Lead Time by more than [*****] calendar days, and if late shipment is not subject to force majeure under Section 14.2.

4.4.2.7
Line Item Reschedules. Customer may on occasion reschedule any Order Line Item from Intel’s committed Delivery date. Wafers in the manufacturing line will be held only at technically permissible hold locations and the hold time will not exceed maximum time allowed in the given technology node so as to avoid quality degradation of the Product and risk to the manufacturing line. Customer may reschedule an Order Line Item for [*****], and for a maximum of [*****] for Die Products to be released from existing die bank inventory at the time of such [*****] Order, and for a maximum of [*****] for other Finished Products Orders. Customer may reschedule an Order Line Item for Wafers or Die Products for up to [*****] from Customer’s original requested Delivery date or from Intel’s committed Delivery date, whichever is later. If Delivery is rescheduled, Intel’s invoice dates may not be earlier than the rescheduled Delivery dates described in this section. In the event Customer takes excessive advantage of its right to reschedule under this Section, the

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[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Parties will negotiate in good faith as to appropriate limits on the right to reschedule.

4.5	Delivery Performance.

4.5.1
On-time delivery. Intel’s on time delivery performance goal will be [*****] as measured by on time shipment (per Intel’s committed delivery date) to Intel dock (package ready to be picked up by Customer arranged carrier). Intel will absorb all internal expedite costs to meet as closely as possible Intel’s original delivery commitment in Intel’s Order confirmation pursuant to Section 4.3 unless such failure was caused by force majeure as described in Section 14.2 or in direct response to customer hold instructions. Intel’s payment of such expedite costs will be Customer’s sole remedy in the event of a failure to meet Intel’s Delivery commitment.

4.5.2	Lead Time and Manufacturing Cycle Times. Intel will provide Customer Order Lead Times which will be reviewed on a periodic basis with Customer.

4.6	Shipping Terms.

4.6.1
The shipment terms will be as set forth in Exhibit B with title transferring over the high seas prior to entry at the port of disembarkation and risk of loss for Products passing to customer upon Delivery by Intel to Customer, except that, for [*****] Products only, the Parties will negotiate in good faith as to the place of title transfer, provided that title to [*****] Products will pass, if it all, at an agreed time no earlier than the earlier of (1) [*****] calendar days from invoice or (2) Delivery to Customer or Customer's designee. For purposes of section 199 of the U.S. Internal Revenue Code of 1986 (as amended), the Parties agree that Intel should be considered to have the benefits and burdens of ownership of the Product during the production phase. Accordingly, for purposes of clarity, Intel (and not Customer) should be the Party entitled to take the deduction attributable to domestic production activities provided for by section 199 of the U.S. Internal Revenue Code of 1986 (as amended).

4.6.2	Export Regulation. Customer and Intel agree that the distribution and export/re-export of Products and technical data provided by either Party to the other will comply with all
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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laws, regulations, orders, or other restrictions of the U.S. Export Administration Regulations and any other applicable export control laws. The Parties agree that neither they nor any of their Subsidiaries will export/re-export any Technical Collateral directly or indirectly to any country for which the United States government or any agencies thereof requires an export license or other government approval without first obtaining such license or approval. Each Party will promptly provide all necessary or useful information for the other Party to obtain any required export or import licenses, including export control classification number (ECCN) and harmonized tariff structure (HTS) codes.

4.7	End of Life Requirements.

4.7.1
Except in accordance with Intel’s express termination rights in this Agreement, Intel will not terminate manufacture of any Product that is subject to a Product Attachment if Intel is still manufacturing products at the applicable production node.

4.7.2
Notwithstanding the provisions of Section 4.7.1, if Intel decides to terminate production on a given technology node, then Intel will notify Customer in writing at least [*****] months in advance of the termination date, if Intel intends to cease providing any process technology required for the manufacture of a Product(s) provided, however, that Intel will not end of life Intel's applicable manufacturing, packaging, assembly and test technologies earlier than twelve (12) years from the later of the quarter following production launch of Intel’s lead product in the node or availability of initial foundry design kits for the applicable technology node to be used by Customer. Termination of this Agreement other than for Customer's material breach will not act to shorten such twelve (12) year period. Customer may order the manufacturing of their expected demand for the affected Product(s) throughout the life of the Product by the last-time Order date, which will be [*****] months in advance of the termination date, and will take Delivery by the date which is [*****] following the termination date. Customer will notify Intel in writing of last-time Order quantity in the form of a last-time Order. If a last-time Order is not received by the last-time Order date, then existing Orders will constitute the last- time Order quantity and Intel will manufacture only enough to ship those volumes.

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Last time Orders are not subject to cancellation, change or rescheduling.

4.7.3
Notwithstanding the provisions of Sections 4.7.1and 4.7.2, if Customer fails to place an Order for manufacture of any Products of a Product Family for twelve (12) consecutive months, Intel may, at its option, cease manufacturing such Product Family, and may transmit a request, to Customer’s last known address, that Customer pay reasonable storage charges for any Customer owned masks related to such Product Family. In the event Customer fails to arrange for such payment within 30 calendar days of transmission of such notice, Intel may, without liability, scrap the masks. In addition, upon Customer request, Intel will destroy all masks for the requested Product.

4.7.4	Intentionally Deleted.

4.7.5	Notwithstanding anything else in this Agreement, Intel may terminate work under any Product Attachment:

4.7.5.1	Without liability for the termination of technology nodes that are larger than 14nm or smaller than the full Moore’s law node smaller than 10nm, which is currently projected to be called 7nm; or

4.7.5.2	Without liability for the termination in the event of a material uncured breach by Customer; or

4.7.5.3
Without liability for the termination at any time prior to the later of (1) expiration of [*****] calendar days after execution of the Product Attachment or (2) [*****] calendar days before the then-scheduled date of the first Product Tape In under the Product Attachment; or

4.7.5.4	Without liability for the termination at Customer's written request; or

4.7.5.5
At any other time, subject to payment of the Product Design Termination Fee described below.  In the event of termination of a Product Attachment pursuant to this subsection 4.7.5.5, Customer will invoice Intel

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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for the Product Design Termination Fee, which the Parties agree is a reasonable approximation, made in good faith at the time of executing this Agreement, of the actual losses that Customer would incur as a result of such termination.   Payment by Intel of the Product Design Termination Fee will fully satisfy Customer with respect to any losses incurred by Customer in connection with or as a result of Intel's termination of work under the Product Attachment, and, subject to Intel tendering such payment, Customer will have no cause of action or remedy with respect to such termination or losses resulting from such termination, nor may Customer elect to pursue, nor be entitled to, actual damages or any other measure of damages in lieu of or in addition to the Product Design Termination Fee.

4.7.5.6
In the event Intel elects to terminate work under one or more Product Attachments pursuant to subsection 4.7.5.5 above (whether or not terminated simultaneously), the Product Design Termination Fee for each such termination, payable by Intel to Customer will be:

[*****] where [*****] with one or more Products for which Tape In has not been completed at the time of termination (provided that no node is counted more than once for this purpose during the term of this Agreement); and [*****] as to which, at the time of termination, a full production reticle set has not yet been fabricated (provided that no Product is counted more than once for this purpose during the term of this Agreement), all further provided that, notwithstanding anything else in this Agreement, Intel’s liability for Product Design Termination Fee(s) will not exceed a cumulative [*****] over the term of this Agreement, including any renewals or extensions.
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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4.7.6
Notwithstanding anything else in this Agreement, Intel may terminate manufacture of any Product as to which Tape In has been completed prior to the expiration of the periods identified in Sections 4.7.1 and 4.7.2 of this Agreement:

4.7.6.1	Without liability for the termination in the event of a material uncured breach by Customer; or

4.7.6.2	Without liability for the termination as permitted by Section 4.7.2 of this Agreement, provided that Intel provides the last time buy opportunity described by that section; or

4.7.6.3	Without liability for the termination at Customer's written request; or

4.7.6.4
At any other time prior to the expiration of the periods identified in Section 4.7.2 of this Agreement, provided that in the event of termination pursuant to this subsection 4.7.6.4, Intel will provide notice 24 months in advance of such termination, Customer will be permitted to make [*****] involving one or more masks to any terminated Products covered under this subsection 4.7.6.4 within [*****] days of such termination notice, and Intel will [*****] terminated Products at the time of such termination to meet Customer's anticipated production needs for the remainder of the 12 year period for which Intel had [*****] to [*****] pursuant to Section 4.7.2. To determine Customer's [*****], Intel and Customer will negotiate in good faith to reach, within [*****] of Intel's notice of termination, a reasonable [*****], based on Customer’s [*****] and [*****] to the product from the [*****] process technology platform which was [*****] to the same [*****]. Specific product mix within the technology node will be solely determined by Customer.  Intel will [*****] of [*****]. All Product in the [*****] will be [*****] by Intel.  Customer will [*****] at least the quantity of said material that it projected to be [*****] over the first [*****] following termination when ________________________________________

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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it sees fit at a price documented in the last [*****] document for the years covered in that document, and for all years thereafter at a [*****] off the [*****] shown in the last [*****] document. Intel may, at Intel's sole option and without liability, scrap any un-purchased Product in Intel's inventory at or after the expiration of the [*****] period for which Intel had [*****] pursuant to Sections 4.7.1 and 4.7.2.

4.7.7
Intel's compliance with Section 4.7.6 will fully satisfy Customer with respect to any losses incurred by Customer in connection with or as a result of Intel's termination of the manufacture of any Product as to which Production has commenced prior to the expiration of the later of the periods identified in Sections 4.7.1 and 4.7.2 of this Agreement and, subject to Intel’s compliance, Customer will have no cause of action or remedy with respect to such termination or losses resulting from such termination, nor may Customer elect to pursue, nor be entitled to, actual damages or any other measure of damages in lieu of or in addition to Intel's obligations set forth in subsection 4.7.6.

4.7.8	Intel will not raise the quoted price for any Product after providing the [*****] end of life notice for that Product.

4.7.9	In no event will Intel be required to provide the remedies described by both subsections 4.7.5.6 and 4.7.6.4 in connection with the same Product.

5.	PRICE AND PAYMENT

5.1
Price. Price will be as stated on the applicable Intel quotation unless otherwise agreed in writing. Quotations will be issued in compliance with a multiyear pricing agreement to be negotiated separately.

5.2
Invoicing. Intel will invoice Customer for [*****] upon Delivery to Customer, [*****] Products upon Delivery to die bank [*****] (subject to subsection 4.4.2.7), and for [*****] upon Delivery per the applicable shipment terms.

5.3	Tax. All payments will be made free and clear without deduction for any and all present and future taxes imposed by any taxing authority. In the
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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event that Customer is prohibited by law from making such payments unless Customer deducts or withholds taxes therefrom and remits such taxes to the local taxing jurisdiction, then Customer will duly withhold and remit such taxes and will pay to Intel the remaining net amount after the taxes have been withheld.  Customer will promptly furnish Intel with a copy of an official tax receipt or other appropriate evidence of any taxes imposed on payments made under this Agreement, including taxes on any additional amounts paid.  In cases other than taxes referred to above, including but not limited to sales and use taxes, stamp taxes, value added taxes, property taxes and other taxes or duties imposed by any taxing authority on or with respect to the transactions contemplated by this Agreement (“Transaction Taxes”) the costs of such Transaction Taxes will be borne by Customer.  In the event that such Transaction Taxes are legally imposed initially on Intel or Intel is later assessed by any taxing authority, then Customer will reimburse Intel for such Transaction Taxes plus any interest and penalties suffered by Intel within 30 calendar days of Intel's invoice for such amounts.  Notwithstanding the foregoing, in the event that any other taxes which are legally imposed initially on either Party are later determined to have been properly due from the other, then the underpaying Party will reimburse the overpaying Party within 30 calendar days of the overpaying Party's invoice therefor. For the avoidance of doubt, each Party is responsible for its own respective income taxes or taxes based upon gross revenues, with respect to the transactions contemplated by the Agreement.  Both Intel and Customer will use reasonable efforts to minimize withholding taxes and Transaction Taxes, including but not limited to obtaining any appropriate exemptions, and resolve any common tax disputes on the transactions contemplated by the Agreement.   Intel and Customer agree to furnish or cause to be furnished to one another, as reasonably requested, any such information and assistance with respect to the transactions contemplated by the Agreement for the filing of all tax returns and the preparation for any tax audit.  In the event any taxing authority informs Intel or Customer of any notice of proposed audit, claim, assessment or other dispute concerning an amount of taxes with respect to which the other Party may incur liability hereunder, the Party so informed shall promptly notify the other Party of such matter.

5.4	Payment Terms.

5.4.1
Invoices will be issued at the time of Delivery. Invoices will include Customer’s full Order number, Line Item number, Customer’s part number, quantity as stated in the Order, and ship to address as provided by Customer.

5.4.2	Invoices will be payable net thirty (30) calendar days. Intel may charge and Customer agrees to pay upon demand the

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lesser of [*****] per month or the highest lawful monthly rate on overdue accounts.

5.4.3
Customer has received and reviewed a copy of the Intel Corporation Money Laundering Prevention Policy (the "Policy") and with respect to its transactions with Intel, agrees to abide by all of the payment terms and conditions therein. Customer understands that Intel may refuse to accept forms of payment specified as unacceptable in the Policy.

5.4.4
If at any time the financial condition of Customer materially changes, or if Customer fails to make payment(s) to Intel when due, Intel may condition further shipments upon payment of any past due amounts and/or suspend credit. In the event Intel is obliged to pursue litigation to obtain payment, after Intel has provided written notice to Customer of its failure to make payment(s) when due and an opportunity to cure consistent with subsection 12.2.1, Intel will be entitled to reimbursement from Customer for all expenses incurred by Intel in respect thereof, including, without limitation, reasonable attorneys’ fees and costs.

5.5	The NRE or equipment charges, if any, will be subject to written agreement.

6.	PRODUCTION SUPPORT

6.1
WIP Status Reporting. For each Product, Intel will provide to Customer WIP and inventory status information to show production lot progress at the key processing steps: FE (Diff, Poly, GCN); BE ( M1, M3, M5, M7, M9, V10, C4). Separate expectations will be set for monitoring shuttle progress. Intel will provide lot status flags for holds and scrap at lot level (but not rework information). Intel will promptly notify Customer of any significant scraps and holds which, despite standard Intel dynamic adjustments, can reasonably be expected to impact Delivery commitments.

6.2
To intercept backend changes, Intel will support lot holds for up to the maximum period allowed in the given technology node, so as to avoid quality degradation of the product, in safe locations in front end (pre-contact) and backend.

6.3	Process Excursions. Intel will notify Customer in the event of Process Excursions which have a materially negative impact to performance,
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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quality, reliability or Intel's delivery commitment for a Product. Customer will provide resources for the purpose of resolving the impact of Process Excursions on Products.

6.4
Production or Business Plan Change Mitigation. In the event of an Intel-initiated change in Intel’s manufacturing, assembly or test process that, per applicable industry standards, necessitates product requalification, Intel will reimburse Customer for requalification, not to exceed [*****] per affected Product die type and not to exceed [*****] Product die types per product change notification. Intel will also cover all costs related to new masks, qualification Wafer lots and Wafer test at Intel during qualification. Intel will also agree to build and hold die bank or FGI inventory buffers, up to [*****] fully yielded Wafer equivalents, to help Customer’s customers with their product transitions due to any resulting product change notification.

6.5	Failure Analysis Correlation Request ("FACR").

6.5.1
Intel agrees to support physical failure analysis for silicon and [*****], with Customer support. Customer will provide adequate fault isolation support to assist Intel with physical failure analysis (FA). Intel will use commercially reasonable efforts in performing correlation and failure analysis needed for all Intel related issues and defects.

6.5.2	If the FACR process concludes the failure root cause is due to Intel process, Intel will determine and take appropriate containment, corrective and preventative actions.

6.5.3	Customer and Intel will negotiate in good faith with respect to [*****], provided that FA services shall be [*****] of work [*****].

6.6	Yield and Yield Improvement Support

6.6.1
For Products in Production, Intel final sort yield “reject limits” will be statistically derived from a minimum volume of Production Wafers which have been run on a production sort test program, and reference Intel’s baseline yield distribution.

6.6.2	Intel will provide good die per Wafer projections for each Product based on key product attributes from first silicon through peak yields.

6.6.3	Intel will not be obligated to share [*****].
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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6.6.4
Intel’s fab engineers will support collaboration with Customer’s technology team on agreed yield enhancement activities, including product yield and performance improvement based on agreed upon benefit threshold and effort/risk analysis.

6.6.5
To facilitate communication regarding engineering issues between Intel and Customer (and specifically not for the purposes of, e.g., auditing/managing production practices), Intel will cooperate with Customer’s assignment of a limited number of resident Customer engineers in close physical proximity to Intel’s fab site(s) where Products are manufactured, and provide those engineers with routine access to Intel personnel familiar with day-to-day issues arising in the course of Product manufacture for the purpose of discussing such matters as product feedback, improvement splits, and FA results. To the extent Customer personnel are provided access to Intel facilities, whether to enable Customer to perform its responsibilities or otherwise, such access will be governed by the terms of Exhibit E hereto.

6.7
Intel Information. Intel agrees to provide to Customer information set forth in a Product Attachment as required by Customer or Customer’s end customers to confirm product quality and manufacturing process controls pertaining to Products. Further, Intel agrees to discuss in good faith providing to Customer additional information required by Customer or Customer’s end customers to confirm product quality and manufacturing process controls pertaining to Products, subject to Intel's reasonable concerns regarding the confidentiality of its proprietary manufacturing processes.

7.	OWNERSHIP

7.1
Project Materials. Title to all tangible embodiments of Technical Collateral, including but not limited to specifications, Netlists, Databases, cells, IP blocks, test vectors and/or test tapes furnished by a Party, and all IP rights in such Technical Collateral, shall remain with the Party that furnished them. Each Party shall not use Technical Collateral furnished by the other Party for any purpose other than for performance of its obligations under this Agreement and the associated Product Attachments and Foundry Workplans. Customer agrees that nothing in this Agreement will limit or restrict Intel with respect to the development and use of Process Technology or Packaging Technology even if such Process Technology or Packaging Technology was developed in the performance of Intel’s obligations under this Agreement; provided, however, that nothing in this sentence will be deemed a grant of any license under any intellectual property rights of Customer or its Affiliates.

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7.2	Intel will not supply any Products nor WIP to any other party without Customer’s prior written consent.

7.3
Background Intellectual Property. This Agreement does not change the Parties’ ownership of their Background IP Rights. Except as expressly provided by this Agreement or by a separate written agreement between Customer and Intel, neither Party shall have any right or license under the other's Background IP Rights.

7.4
Foreground Intellectual Property. Except as otherwise expressly set forth in a Product Attachment specifically referencing this Section 7.4, Customer and Intel agree that the ownership of Foreground IP Rights shall be allocated as set forth in Sections 7.5 through 7.13 of this Agreement. For purposes of this Agreement, inventorship shall be determined in accordance with United States patent laws.

7.5	Independent Foreground IP and Joint Foreground IP.

7.5.1
Independent Foreground IP. Except as specified in Sections 7.6 through 7.8, all Foreground IP Rights arising from inventions or works first conceived, for patentable subject matter, or authored, for copyrightable subject matter or mask works; or developed, obtained, or acquired, for trade secrets, solely by a Party shall be solely and exclusively owned (as between the Parties) by the Creating Party.

7.5.2
IP Rights License to Joint Foreground IP. Each Party (the “First Party”) hereby grants to the other Party and its Subsidiaries (collectively, the “Second Party”) a non-exclusive, non-transferable (except as permitted by Section 14.4), non-sublicensable, irrevocable, perpetual, worldwide, royalty-free, fully paid up license under the First Party’s Joint Foreground IP Rights (but not under its other Foreground IP Rights or its Background IP Rights, even in the Second Party’s exercise of the licensed Joint Foreground IP Rights, and even if such other Foreground IP Rights or Background IP Rights are required to use or exploit the licensed Joint Foreground IP Rights) to make, have made, use, offer to sell, sell, import, copy, make derivative works of, publicly display, publicly perform, and otherwise dispose of its products and to perform services in connection therewith

7.6
Foreground Product IP. Customer shall be the sole and exclusive owner of all Foreground Product IP Rights. Intel agrees to assign and hereby assigns to Customer all of Intel’s right, title and interest in and to such Foreground Product IP Rights. Customer hereby grants to Intel a non-exclusive, non-transferable (except as permitted by Section 14.4), non-sublicensable, irrevocable, perpetual, worldwide, royalty-free, fully paid up license under its Foreground Product IP Rights to or in subject matter that is conceived, authored or developed solely by Intel or jointly

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by Intel and Customer (but not under Customer’s other Foreground IP Rights or its Background IP Rights, even in Intel’s exercise of the licensed Foreground Product IP Rights, and even if such other Foreground IP Rights or Background IP Rights are required to use or exploit the licensed Foreground Product IP Rights) to make, have made, use, offer to sell, sell, import, copy, make derivative works of, publicly display, publicly perform, and otherwise dispose of Intel’s products and to perform services in connection therewith.

7.7
Joint Foreground Process IP. Intel shall be the sole and exclusive owner of all Foreground Process IP Rights to or in subject matter that is conceived, authored or developed jointly by Intel and Customer. Customer agrees to assign and hereby assigns to Intel all of Customer’s right, title and interest in and to such Foreground Process IP Rights.

7.8
Joint Foreground Packaging IP. Intel shall be the sole and exclusive owner of all Foreground Packaging IP Rights to or in subject matter that is conceived, authored or developed jointly by Intel and Customer. Customer agrees to assign and hereby assigns to Intel all of Customer’s right, title and interest in such Foreground Packaging IP Rights.

7.9
Foreground IP Rights in Customer’s Improvements. Customer grants Intel a non-exclusive, non-transferable (except as permitted by Section 14.4), non-sublicensable, irrevocable, perpetual, worldwide, royalty-free, fully paid up license under Customer’s Patent Rights in any modifications Customer makes to any Intel Licensable Technical Collateral or Intel Provided Deliverables (but not under Customer’s or its Subsidiaries’ other Foreground IP Rights or its Background IP Rights, even in Intel’s exercise of the licensed Patent Rights in such modifications, and even if such other Foreground IP Rights or Background IP Rights are required to use or exploit the licensed Patent Rights) to make, have made, use, offer to sell, sell, import, and otherwise dispose of Intel’s products and to perform services in connection therewith.

7.10
Disclosure of Joint Inventions. Periodically, the Parties will disclose in writing to one another all jointly created inventions first conceived during the term, and in the course of their performance, of this Agreement or the associated Product Attachments (each a “Collaboration Invention”).

7.11	Uncategorized IP Rights. The ownership of Joint Foreground Uncategorized IP Rights is addressed in Sections 7.12 and 7.13 below.

7.12	Ownership of and Licenses to Patent Rights in Joint Inventions. Ownership of any Patent Rights in Joint Foreground Uncategorized IP

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Rights will be allocated between the parties according to the following selection process, which will take place as frequently or infrequently as the Parties together determine is necessary. All inventions conceived during the period before the selection process takes place will be compiled. The Parties will then divide the inventions equally between them (unless there are an odd number of inventions, in which case Customer will have one more selected invention than will Intel). Customer will make the first selection of a jointly created invention in which Joint Foreground Uncategorized IP Rights are embodied, then Intel will make its selection. This process will continue until all of the inventions in which Joint Foreground Uncategorized IP Rights are embodied are selected. The Party that has selected a particular invention in which Joint Foreground Uncategorized IP Rights are embodied will exclusively own all Patent Rights to such invention.

7.12.1
Assignment and Representation of Rights. The Non-Selecting Party hereby assigns all of its rights, title and interest in the Patent Rights of the selected Collaboration Invention to the Selecting Party on behalf of itself and its employees or agents. The Non-Selecting Party further represents and warrants to the Selecting Party that all of Non-Selecting Party’s employees or agents have assigned, and are obligated to assign, all of its employee’s or agent’s rights, title and interest in the selected Collaboration Invention and all IP Rights therein to the Non-Selecting Party.

7.12.2
Cooperation. Each Party will cause its employees, subcontractors and agents who are co-inventors of Collaboration Inventions selected by the other Party to cooperate with the Party filing the patent application. The Party filing the application will not be charged for the time of the non-filing Party’s employees, subcontractors and agents or for their participation in the preparation for filing and prosecution of any applications. The filing Party will only contact employees, subcontractors or agents of the other Party through that Party’s designated representative or legal counsel.

7.12.3	Specific Assistance. On request from a Party, the other Party will promptly:

i.	Deliver to the requesting Party the records, data, or other documents reasonably requested;

ii.	Execute and deliver assignments of all patents required to be assigned;

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iii.	Make its employees, agents, and consultants reasonably available to the requesting Party or its attorneys, agents, or representatives;

iv.	Take necessary actions to perfect the other Party’s rights to a Collaboration Invention that other Party has selected;

v.	Complete any procedures required by local jurisdictions for claiming employer invention rights with respect to a Party’s employees; and

vi.
Pay any compensation relating to its use of its employee’s, subcontractor’s, or agent’s invention rights without right of reimbursement from the other Party regardless of which Party has selected the Collaboration Invention.

7.12.4
Filing Patent Applications. The Party selecting a Collaboration Invention may, at its sole discretion, file patent applications claiming Patent Rights to the selected Collaboration Invention anywhere in the world, solely in its own name, and at its own expense.

7.12.5	No Registration or Filing Obligations. The Non-Selecting Party will not have any obligation to the Selecting Party for any of the following items related to that invention:

i.	filing patents or registering copyrights;

ii.	maintaining a filed patent application; or

iii.	accountings.

7.12.6	Intentionally Deleted.

7.12.7
Right to Challenge Validity. If a Party or its employees have assigned Patent Rights to the other Party pursuant to this Section 7.12, the assigning Party expressly reserves the right to challenge the validity or enforceability of any Patent Rights resulting from the applicable invention(s), and the assignee Party expressly waives all rights to assert the doctrine of “assignor estoppel” in any dispute or legal action involving assigned Patent Rights.

7.12.8	Reliance on Waiver of Rights to Assert Assignor Estoppel. No assignment under this Section 7.12 will prevent the assignor

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Party from challenging the validity or enforceability of the assigned Patent Rights.

7.13	Other IP Rights in Joint Uncategorized IP. Both Parties will jointly own any Copyrights and Trade Secret Rights comprising Joint Foreground Uncategorized IP Rights.

7.13.1
Use and Disclosure. In its sole discretion, either Party may reproduce, distribute, publicly display, publicly perform, create derivative works, use or disclose works in which it is a joint owner of the Copyrights and Trade Secret Rights comprising Joint Foreground Uncategorized IP Rights as if the Copyrights and Trade Secret Rights were solely owned by that Party, without any duty of accounting, compensation, or consent of the other party. Neither Party, however, grants to the other Party any license or authorization under its Patent Rights under this subsection 7.13.1, even in the other Party’s exercise of Copyright and Trade Secret Rights granted in this section and that may be granted elsewhere in this agreement.

7.13.2
Confidential Treatment in Certain Cases. Either Party may request that a work to which Copyrights or Trade Secret Rights comprising Joint Foreground Uncategorized IP Rights pertain be maintained as Confidential Information by both parties. The requesting Party must make its request in writing and must describe with reasonable particularity the specific work proposed to be maintained as confidential.  Both parties agree that information will be protected by each Party in the same manner in which that Party protects its own Confidential Information of a similar nature.

7.14
Confidential Treatment for a Limited Time. The Party that did not select any particular Collaboration Invention pursuant to the process described in Section 7.12 agrees that it will not disclose Confidential Information about the Collaboration Invention to third parties and it will protect such information in the same manner in which it protects its own confidential information of a similar nature for three years or until a patent application for the Collaboration Invention is published, whichever is earlier. For a Collaboration Invention that the Party did not select, the Non-Selecting Party may request in writing to the Selecting Party that it need not maintain the confidentiality of the Collaboration Invention. If the Selecting Party agrees, the Non-Selecting Party need not keep the information confidential.

7.15	No Other Rights or Obligations. Nothing contained in this Section 7:

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7.15.1	is a warranty or representation by either Party about the validity, enforceability, or scope of any IP Right;

7.15.2
imposes an obligation on either Party to institute any legal action for infringement or defense of any IP Rights or to defend any legal action brought by a third party with respect to the validity, enforceability, or scope of any IP Right;

7.15.3	imposes an obligation on either Party to file a patent application or register any copyright to secure, maintain, or enforce any IP Right; or

7.15.4	imposes an obligation to furnish any technical information or know-how.

7.16
Disclaimer of CREATE Act. This is not a joint research agreement as that term is defined in the CREATE Act, Public Law No., 108-453 (currently codified at 35 United States Code §103(c)(2)), including any similar provisions of applicable law and any amendments to the foregoing. Each Party expressly disclaims the right to amend a patent application to name the other Party for the purpose of claiming the benefit of the CREATE Act.

7.17	Intel will destroy masks using Intel’s standard procedure upon EOL of Product, as permitted by Section 4.7.3.

7.18
Except as specifically stated in this Agreement, nothing contained in this Agreement grants to either Party or any third party, either directly or by implication, estoppel, or otherwise, any license under, or assignment of, any IP Rights.

7.19
Customer authorizes Intel to ship, import, export, and otherwise transfer work in process between and among Intel and its contracted manufacturing sites. After title to the Product passes in accordance with Section 4.6.1, if Customer requests in writing that Intel retain possession of Products, Products will: (i) be held by Intel for the sole benefit of Customer; (ii) remain Customer’s property; (iii) be used by Intel exclusively for Orders by Customer; (iv) be clearly marked as Customer property; and (v) be kept in good condition at Intel's expense. In addition, Intel will not represent or assert any ownership interest in Customer property and upon request of Customer will execute any documents necessary to perfect Customer’s ownership interest in such Customer property. Intel will keep the Customer property free of liens, attachments, and other encumbrances while in Intel’s control.

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8.	CONFIDENTIALITY

8.1
Confidential Information exchanged between the parties will be governed by the Corporate Non-Disclosure Agreement ("CNDA") # 6203681 dated January 3, 2001 in effect between the Parties. The existence of this Agreement and the content hereof is the Confidential Information (as defined in the CNDA) of the Parties.

8.2
The disclosure of certain sensitive Confidential Information may be subject to and governed by the terms of one or more Restricted Secret Non-Disclosure Agreement(s) or Restricted Use Non Disclosure Agreement(s) executed or to be executed between the Parties, (collectively "Custom NDA(s)"). For the Confidential Information disclosed under a Custom NDA, in the event of a conflict between the terms of this Agreement, the CNDA and the Custom NDA the following order of precedence (from highest to lowest) will apply: (1) the applicable Custom NDA (2) this Agreement and (3) the CNDA.

8.3	However, notwithstanding Section 8.2 above, in order to facilitate disclosures which would otherwise be prohibited in furtherance of projects of benefit to both Parties, the Parties agree:

8.3.1
Subject to the terms of this Section 8.3, but notwithstanding any other use restrictions and other provisions relating to confidentiality in this or any other agreement between the Parties, including but not limited to the CNDA, any Custom NDA, license agreements, manufacturing agreements, and development agreements, whether entered prior to or during the term of this Agreement (collectively, "Other Agreements"), and to the extent not otherwise permitted by the Other Agreements, or any of them, each Party hereto (each a "Discloser") may share Confidential Information (as that term is defined in the Other Agreement pursuant to which such Discloser received the information) received from the other (each a "Source") with third parties (including but not limited to contractors, IP vendors, and EDA vendors) (each an "Agreed Third Party"), on a need-to-know basis, solely for the purposes of debugging tool issues relating to, and otherwise supporting, the design, manufacture, test, and packaging of, foundry products at Intel, provided that:

8.3.1.1
Prior to any disclosure to an Agreed Third Party, the Discloser confirms in writing (including by email) with the Source that the Source consents to disclosure of the particular information to the Agreed Third Party, and obtains from the Source the title and date of

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the agreement between the Source and the Agreed Third Party which sets forth the Agreed Third Party's rights and obligations with respect to the information;

8.3.1.2
When disclosing Confidential Information provided by the Source, the Discloser identifies it to the Agreed Third Party as being the Source's Confidential Information, and designates it as being subject to the agreement identified by the Source pursuant to subsection 8.3.1.1 above;

8.3.1.3
A Party may not disclose Confidential Information which that Party received pursuant to an Other Agreement (including but not limited to a Restricted Secret Non Disclosure Agreement or Restricted Use Non Disclosure Agreement) which limits disclosure by such Party to particular individuals (collectively, "Highly Sensitive Information"), to any employee of an Agreed Third Party who is not authorized to access such information under his own employer's agreements with the owner of such Highly Sensitive Information, and each Party will be responsible to put procedures in place to prevent such disclosure, such as assigning a gatekeeper to ensure that only authorized persons attend meetings at which such Highly Sensitive Information can reasonably be anticipated to be discussed. To effectuate this Section, the Parties may disclose to one another the identities of the persons authorized to have access to one another's Highly Sensitive Information; and

8.3.1.4
Each Party agrees to treat Agreed Third Party-provided Confidential Information received from the other Party pursuant to this Agreement as required by its agreements with the Source of the Confidential Information involved.

8.4	Customer acknowledges that Wafers in process will embody Intel trade secrets that Intel does not normally disclose. To protect the Intel trade

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secrets, once Intel starts to process a Wafer to Customer’s specifications, Customer shall not:

8.4.1
be entitled to take physical possession of the Wafer for any reason even if Customer otherwise would be entitled to take such possession under any applicable law, except as otherwise agreed by Intel pursuant to this Agreement;

8.4.2	place any lien or other encumbrance on the Wafer that would enable a third party to take possession of the Wafer; nor

8.4.3	have any right to inspect the Wafer or otherwise gain access to the Wafer, except as otherwise agreed by Intel pursuant to this Agreement.

8.5
Notwithstanding Section 8.4, and subject to Customer’s commitment to comply with security measures as reasonably required by Intel, Intel will [*****] a reasonable number of [*****] to Customer locations solely for development of [*****] and [*****]. Applicable security measures will include, but not be limited to, secure storage of [*****], and all [*****] (including [*****]) being returned to Intel promptly after use. Customer will allow access to [*****] solely by its employees on a strict need-to-know basis solely for the purpose of performing activities permitted by this Agreement, and will maintain as Intel Confidential Information, and not attempt to reverse engineer, debug or analyze any Intel in [*****] variation and [*****] on [*****].

9.	WARRANTY

9.1	Warranty.

9.1.1
Die Products [*****]. Intel warrants that Intel’s manufacture of all Die Product(s) [*****] Delivered shall meet the Acceptance Specification referenced in Exhibit A for twelve (12) months following the date of Intel's invoice therefor.

9.1.2
Finished Product. Intel warrants that the assembly process and materials used in the manufacture of Finished Product(s) shall meet the Acceptance Specification referenced in Exhibit A for twelve (12) months following the date of Delivery. For avoidance of doubt, assembly process and materials shall not include Die Products, which are covered under the warranty in Section 9.1.1 even when they are incorporated into Finished Products.

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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9.1.3
Exclusions. Products which have been subject (other than by Intel or Intel’s subcontractors) to abuse, misuse, accident, alteration, neglect, electromigration effects or other conditions outside specifications, radiation-induced damage, unauthorized or improper repair or improper application are not covered by any warranty. There is no warranty extended for damage resulting from environmental or externally induced degradation. Intel will not be responsible for claims pursuant to this warranty caused by acts not performed by Intel or Intel’s subcontractors; or by design or application; or by combination of Products with other things if such combination was the cause of the damage.

9.1.4
Conflict Minerals. Intel shall define, implement and communicate to its suppliers a Conflict Mineral Policy that outlines Intel’s commitment to responsible sourcing and measures for implementation of Intel’s policy. Intel shall work with its suppliers to ensure traceability of these metals at least to smelter level. Traceability data shall be maintained and recorded for five (5) years and provided to Customer upon request. Once such mechanisms are available, Intel and its suppliers shall ensure that purchased metals originate from smelters validated by Intel and its suppliers as being conflict mineral free. Intel is encouraged to support industry efforts to enhance traceability and responsible practices in global minerals supply chains. Further, upon Customer’s reasonable request, Intel agrees to exercise commercially reasonable efforts to provide information regarding its conformance efforts with applicable Conflict Minerals regulatory requirements.

9.2
Warranty Claims. Pursuant to the procedure set forth in Section 9.3 herein, if any Product, for which process qualification has been completed, furnished by Intel, fails to conform to the warranty set forth in Section 9.1, Intel's sole and exclusive liability will be, at Intel's option (provided however that Customer will not be required to accept replacement Products if Customer no longer has a need for such Products), to repair, replace or credit Customer's account with an amount equal to the price paid for any such Product which fails to conform during the applicable warranty period provided that (i) Customer returns the Product in accordance with Intel’s RMA procedure referenced in Exhibit C. If such Product is nonconforming, transportation and other charges for the shipment of replacement or repaired Product to Customer will be paid by Intel (excluding customs clearance charges for ex-USA locations, which charges will be paid by Customer). Intel will have a reasonable time to make repairs or to replace Product or to credit Customer's account. All warranty claims must be made within six months of the date Customer learns, or with

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reasonable diligence should have learned, of the nonconformance giving rise to the claim.

9.3
RMA Procedure. All Product returned to Intel by Customer will be in accordance with Intel’s return material authorization ("RMA") procedure referenced in Exhibit C. Intel will pay all freight charges on returned materials. Intel is responsible for (i) secure storage in a segregated facility, handling, processing and return of Product and packaged units incorporating Product, and (ii) the return (or certified destruction) of all scrap or rejects to Customer. Intel will be liable for any loss of Product received by Intel pursuant to such RMA procedure, including, but not limited to, theft, destruction, and deterioration.

9.4	WARRANTY DISCLAIMERS.

9.4.1
THE WARRANTY SET FORTH IN SECTION 9.1 IS IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION OR SAMPLE. THERE IS ALSO NO IMPLIED WARRANTY OF NONINFRINGEMENT. INTEL NEITHER ASSUMES NOR AUTHORIZES ANY PERSON TO ASSUME FOR IT ANY OTHER LIABILITY.

9.4.2
Products are not intended for use in, and no warranty is made with respect to, applications where failure to perform can reasonably be expected to result in significant injury (including, without limitation, automatic navigation control systems, weaponry, aviation or nuclear equipment, or for surgical implant or to support or sustain life).

9.4.3
Customer is not relying on any statements or information in Intel’s literature, and Customer will test all parts and applications under extended field and laboratory conditions and to ensure reasonable margins over a range of conditions, including for warranty life and to provide guard bands extending beyond normally expected conditions as appropriate. Notwithstanding any cross-reference or statements of compatibility, functionality, interchangeability, and the like, Intel-made goods, embedded devices and processes may differ from similar goods, devices and processes from other vendors in performance, function or operation, or as to matters, ranges and conditions not stated in and/or outside the applicable Product Acceptance Specification; and Customer agrees that Intel makes no

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warranties and is not responsible for such things. To the extent that Customer obtains reusable IP from a vendor to which Customer is referred by Intel, Customer acknowledges that such referrals are made for Customer's convenience, and that Intel is not liable for the performance of such IP or the performance of such vendors. In particular, to the extent reusable IP, including but not limited to blocks, libraries, tools, and documentation therefor, is licensed to Customer by the individual IP vendors and not by Intel, Intel makes no warranty in connection with such IP. Customer is not relying on any statements or information provided by Intel in connection with such IP. Customer will fully verify all IP as appropriate and be responsible to ensure that such IP is compatible and suitable for Customer's intended purpose and applications.

9.4.4
IN NO EVENT WILL INTEL BE LIABLE FOR ANY OTHER COSTS ASSOCIATED WITH THE REPLACEMENT OR REPAIR OF PRODUCT, INCLUDING LABOR, INSTALLATIONS OR OTHER COSTS, AND IN PARTICULAR, ANY COSTS RELATING TO THE REMOVAL OR REPLACEMENT OF ANY PRODUCT SOLDERED OR OTHERWISE PERMANENTLY AFFIXED TO ANY PRINTED CIRCUIT BOARD.

9.5
Root Cause Analysis. The Parties acknowledge and agree that it is in their best interest to promptly identify and address the root cause of any repetitive failures that occur with the Products. Each Party agrees to promptly notify the other of any repetitive failures of the Products it becomes aware of, and the Parties will act in good faith to identify and address the root cause of any such repetitive failures as soon as reasonably practicable, even if such failures are identified outside of the applicable warranty period.

10.	INDEMNIFICATION

10.1
Intel Intellectual Property Infringement. Intel will defend Customer and its Subsidiaries against any claim or discovery brought in any suit or proceeding against Customer or its Subsidiaries by a third party based on an allegation that any Intel Licensable Technical Collateral, Intel Provided Deliverables or the Intel manufacturing process used to manufacture a Product misappropriates a trade secret or infringes a copyright, mask work right or Patent Indemnity Jurisdiction patent (hereinafter "Intel Covered Claims"), and indemnify Customer and its Subsidiaries from and against any damages awarded or paid in settlement of any Intel Covered Claims.

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10.2
Exclusions from Intel Intellectual Property Infringement. Intel will not be liable for any costs or damages, and will not indemnify or defend Customer or its Subsidiaries, from any expenses, damages, costs or losses resulting from any Intel Covered Claim to the extent based upon a claim arising from:

10.2.1
an allegation that any Product manufactured using any Customer Provided Deliverables, without modification, infringes a copyright, trademark, trade secret, mask work or patent as a result of the use by Intel of any such Customer Provided Deliverables in the manufacture of Products;

10.2.2
the combination of the Intel Licensable Technical Collateral, Intel Provided Deliverables or Intel manufacturing process (i) with any Customer provided process, or (ii) with anything not provided or procured by Intel, if the infringement or misappropriation would not have occurred but for such combination;

10.2.3	the combination or use of Product(s) with other services or devices if the infringement or misappropriation would not have occurred but for such combination;

10.2.4
the combination or use of Product(s) with any software, or resulting from programming by Customer or any third party, if the infringement or misappropriation would not have occurred but for such combination or programming;

10.2.5
a Product’s alleged compliance with or use of memory or a memory interface compliant with a DDR standard (including but not limited to DDR, DDR2 and DDR3) or a cellular communication or wireless wide area network standard, including but not limited to any version of IEEE 802.16 (a.k.a. "Wi-MAX"), UMTS, EDGE, GPRS, GSM, CDMA, TD-SCDMA, WCDMA, HSxPA, LTE, ‘2G,’ ‘3G,’ ‘4G’ or their successors;

10.2.6	an allegation that Intel, Customer, or a Product indirectly infringes, including by inducing or contributing to another’s infringement;

10.2.7	a Product’s compliance with any media decoding, encoding, or transcoding technology (inter alia, an audio or video codec); or

10.2.8	modification of the Product by a party other than Intel after delivery by Intel if infringement or misappropriation would not have occurred but for such modification.

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10.3
In the event that any Intel Licensable Technical Collateral, Intel Provided Deliverables or Intel manufacturing process used to manufacture Products is held by a court of competent jurisdiction to constitute an infringement, or Intel’s use of such Intel Licensable Technical Collateral, Intel Provided Deliverables or manufacturing process used to manufacture Products is enjoined due to infringement, Intel will, at its sole discretion and at its own expense (i) obtain the right to continue using the Intel Licensable Technical Collateral, Intel Provided Deliverables or manufacturing process to manufacture Products, (ii) modify or replace the Intel Licensable Technical Collateral, Intel Provided Deliverables or manufacturing process so that it becomes non-infringing, or (iii) credit Customer the amounts paid by Customer to Intel for any Product(s) manufactured using the Intel Licensable Technical Collateral, Intel Provided Deliverables or manufacturing process that are affected by the claim, in which case Customer will further cease all further sale of the applicable Product(s).

10.4	Customer Indemnification.

10.4.1
Customer will defend Intel against any claim or discovery brought in any suit or proceeding against Intel by a third party based on an allegation that any Customer Provided Deliverables used to manufacture a Product misappropriates a trade secret or infringes a copyright, mask work right or Patent Indemnity Jurisdiction patent (hereinafter "Customer Covered Claims"), and indemnify Intel from and against any damages awarded or paid in settlement of any Customer Covered Claims.

10.4.2
Customer will defend Intel against any claim brought in any suit or proceeding against Intel by a third party based on Customer’s breach of Section 9.4.2, and indemnify Intel from and against any damages awarded or paid in settlement of any such suit or proceeding.

10.4.3
In the event that any Customer Provided Deliverables are held to constitute an infringement, or Intel’s use of such Customer Provided Deliverables is enjoined due to infringement, Intel will cease all infringing uses of the applicable Customer Provided Deliverables. Intel will not be deemed in breach of its supply obligations under this Agreement if Intel ceases to manufacture Products as a result of this Section 10.4.3.

10.5
Exclusions from Customer Intellectual Property Infringement. Customer will not be liable for any costs or damages, and will not indemnify or defend Intel from any expenses, damages, costs or losses resulting from any suit or proceeding based upon a claim arising from any claim

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as to which Intel owes an indemnity pursuant to this Article 10 or resulting from any Customer Covered Claim or to the extent based upon a claim arising from:

10.5.1
the combination or use of Customer Provided Deliverables with any devices or software not provided or procured by Customer if the infringement or misappropriation would not have occurred but for such combination;

10.5.2
Intel’s willful infringement of any United States patent or copyright, except to the extent such willful infringement arises from compliance with Customer’s written instructions relating to a Customer Covered Claim; or

10.5.3	modification of the Customer Provided Deliverables by a party other than Customer after delivery by Customer if infringement or misappropriation would not have occurred but for such modification.

10.6
Obligations of Indemnitee. The Party seeking indemnity ("Indemnitee") from the Party obligated to provide indemnity under Sections 10.1 or 10.4 ("Indemnitor") will (i) promptly notify Indemnitor in writing of such claim; (ii) cooperate and provide all reasonably requested authority, information and assistance to Indemnitor; and (iii) obtain Indemnitor’s written consent before incurring any costs or expenses or entering into any compromise or settlement of such claim.

10.7	Obligations of Indemnitor

10.7.1
Indemnitor may, in its sole discretion, control the defense and settlement of any action involving an indemnified claim. If Indemnitor controls defense or settlement, Indemnitee may retain its own counsel to monitor such defense or settlement, at Indemnitee’s own expense, but such Indemnitee’s counsel will not be entitled to control defense or settlement.

10.7.2
Indemnitor will pay reasonable attorneys’ and experts fees and costs incurred in the course of defense or settlement, and any damages and costs finally awarded against Indemnitee or amounts agreed by Indemnitor to be paid in settlement, for any indemnified claim only to the extent such damages and costs are awarded or such settlement is paid for the Intel Covered Claim or the Customer Covered Claim, respectively.

10.8	Exclusive Remedy. The foregoing states the entire set of obligations and remedies flowing between Customer and its Subsidiaries and Intel arising from any intellectual property claim by a third party.

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10.9
Intel and Customer will cooperate in connection with any issue raised with respect to intellectual property rights of third parties relating to Products and/or to services under this Agreement. In the event there is a finding by a court of competent jurisdiction that either Party infringed any third party patent or copyright and/or misappropriated any third party trade secrets which affects the production of Products, the other (the "Concerned Party") may, at its sole option and without liability, terminate and/or suspend ordering or production of the relevant Products, as the case may be, provided however the Concerned Party will, prior to such termination and/or suspension, provide the other a commercially reasonable opportunity to address and/or offset the risks and costswhich the Concerned Party reasonably believes it may incur but for such termination and/or suspension. In the event of a disagreement over whether the Concerned Party has provided reasonable opportunity to address and/or offset the risks and costs, the matter will be promptly escalated on each side to the highest levels of management, including, if necessary, each party's CEO, prior to any termination and/or suspension of ordering or producing of the relevant Products.

11.	USE OF CONTRACTORS.

11.1
Intel will have the right to utilize individuals as on-site or off-site third-party contractors to perform the obligations hereunder; provided, however, that Intel will remain responsible for complying with its obligations hereunder and will be liable for the third-party contractors performing obligations on Intel’s behalf. Furthermore, subject to Section 8.3, Customer acknowledges and agrees that Intel may provide to such third-party contractors (whether on-site or off-site) any Customer Confidential Information necessary to perform the obligations hereunder; provided that Intel obtains executed confidentiality agreements with such third-party contractors prior to the disclosure of any such Confidential Information.

12.	TERM AND TERMINATION

12.1	Term.

12.1.1
This Agreement will remain in effect for four (4) years from the Effective Date. Thereafter, this Agreement will automatically renew from year-to-year for additional one (1) year periods ("Subsequent Period(s)") unless either Party gives notice that it does not want to renew as provided in Section 12.1.2. In addition, this Agreement may be terminated prior to completion of the Initial Period or a Subsequent Period in Accordance with Section 12.2.

12.1.2	Either Party may stop the automatic renewal of this Agreement by giving at least six (6) months prior written

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notice specifying that it does not want to automatically renew the Agreement.

12.2	Termination.

12.2.1
Either Party may terminate this Agreement if the other Party: (a) materially breaches this Agreement and fails to cure the same within ninety (90) calendar days after receipt of written notice from the terminating Party but subject to the dispute resolution procedure as set forth in Section 12.4; (b) files or has filed against it a petition in bankruptcy; or (c) has a receiver appointed to handle its assets or affairs.

12.3
Survival of Provisions. The following provisions of this Agreement will survive its termination or expiration: Article 1 (Definitions), and Articles 4 (Production Period), 5 (Price & Payment), 6 (Production Support), 7 (Ownership), 8 (Confidentiality), 9 (Warranty),10 (Indemnification), 11 (Use of Contractors) 12 (Term and Termination), 13 (Limitation of Liability), 14 (General Terms), Exhibits A through E ,and any Product Attachment(s) in effect as of the termination or expiration, and Articles 2 (Overview) and 3 (Intel Licensable Technical Collateral) to the extent they pertain to such Product Attachment(s).

12.4
Dispute Resolution. Any dispute, other than those pursuant to Section 4.1, arising directly under the express terms of this Agreement or the grounds for termination of any rights granted under this Agreement will be resolved as follows: First, within fifteen (15) calendar days from one Party’s written request to the other, senior executives of both Parties will meet to attempt to resolve such dispute. If the senior executives cannot resolve the dispute, either Party may then make a written demand for formal dispute resolution by tendering to the other Party notice of the dispute and its intent to invoke the terms of this Section 12.4. The Parties agree to meet within thirty (30) calendar days of such a demand with an impartial mediator selected by agreement to participate in a one-day, non-binding mediation. In the event the Parties cannot agree on a mediator, they will each select one nominator, who will not at that time be employed by either Party, and the two nominators will agree on and appoint the mediator. If the Parties have not resolved the dispute or claim within fifteen (15) calendar days after the one-day, non-binding mediation, either Party may begin litigation proceedings. Nothing in this Section 12.4 will limit the right of either Party to seek an injunction or other equitable relief in any court of competent jurisdiction.

12.5
Governing Law. All matters arising out of or related to this Agreement, including without limitation all matters connected with its performance, will be construed, interpreted, applied and governed in all respects in

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accordance with the laws of the United States of America and the State of New York without reference to conflict of laws principles and without application of the United Nations Convention on the International Sale of Goods.

12.6
Jurisdiction. All disputes and litigation arising out of or related to this Agreement, including without limitation matters connected with its performance, will be subject to the exclusive jurisdiction of the courts of the State of New York or of the Federal courts sitting therein. Each Party hereby irrevocably submits to the personal jurisdiction of such courts and irrevocably waives all objections to such venue. No action or proceeding (except for payment for delivered Products) may be commenced by either Party against the other, whether for breach, indemnification, contribution or otherwise, more than three (3) years after the claiming Party knew, or with reasonable diligence ought to have known, of the facts underlying such claim. No claim may be brought unless the non-claiming Party has first been given commercially reasonable notice, a full written explanation of all pertinent details (including copies of all materials), and a good faith opportunity to resolve the matter.

13.	LIMITATION OF LIABILITY

13.1
DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL TECHNOLOGY (AND ALL INTELLECTUAL PROPERTY THEREIN) IS PROVIDED TO THE OTHER PARTY "AS IS." NEITHER PARTY MAKES ANY ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY EXPRESSLY DISCLAIMED. ALSO, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE IS NO WARRANTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, OR CORRESPONDENCE TO DESCRIPTION WITH REGARD TO TECHNOLOGY PROVIDED BY EITHER PARTY.

13.2
LIMITATION OF LIABILITY. EXCEPT FOR (A) LIABILITY FOR AMOUNTS COMPRISING A JUDGMENT OR SETTLEMENT PAID TO A THIRD PARTY AND LEGAL FEES AND COSTS PURSUANT TO ARTICLE 10 IN CONNECTION WITH AN INTEL COVERED CLAIM OR CUSTOMER COVERED CLAIM; (B) INFRINGEMENT OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS; (C) A BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY SET FORTH IN ARTICLE 8 (CONFIDENTIALITY); OR (D) INTEL’S LIABILITY PURSUANT TO SECTION 4.7.6.4; IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER

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PARTY, END USERS OR ANY OTHER THIRD PARTY, FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, ENHANCED, SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN ADDITION, NEITHER PARTY WILL BE LIABLE FOR: (i) AMOUNTS ASSESSED OR AWARDED ON THE VALUE OF SERVICES OR AN ASSEMBLY OF PRODUCTS, DEVICES OR COMPONENTS THAT INCLUDES A PRODUCT, SUBJECT TO A CLAIM UNDER ARTICLE 10 , WHERE THAT CLAIM INCLUDES A DEMAND FOR DAMAGES ASSOCIATED WITH THE ENTIRE ASSEMBLY (E.G., DAMAGES BASED UPON THE "ENTIRE MARKET VALUE" RULE); OR (ii) AMOUNTS ASSESSED OR AWARDED BASED ON THE VALUE OR SALES PRICE OF ANY PRODUCTS, DEVICES, COMPONENTS OR SERVICES OTHER THAN A PRODUCT INDEMNIFIED UNDER THIS AGREEMENT, WHEN AN ASSESSMENT OR AWARD INCLUDES AN ALLEGATION THAT THOSE OTHER ITEMS WOULD HAVE BEEN SOLD TOGETHER WITH, OR AS SPARE PARTS SOLD FOR, A PRODUCT SUBJECT TO A CLAIM UNDER ARTICLE 10 (E.G., "CONVOYED SALES" OR "DERIVATIVE SALES").

13.3
EXCEPT FOR (A) LIABILITY FOR AMOUNTS COMPRISING A JUDGMENT OR SETTLEMENT PAID TO A THIRD PARTY AND LEGAL FEES AND COSTS PURSUANT TO ARTICLE 10 IN CONNECTION WITH AN INTEL COVERED CLAIM OR CUSTOMER COVERED CLAIM; (B) INFRINGEMENT OR MISAPPROPRIATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS; (C) A BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY SET FORTH IN ARTICLE 8 (CONFIDENTIALITY); (D) INTEL'S INDEMNITY OBLIGATIONS ARISING FROM ASSERTED INFRINGEMENT BY THIRD PARTY INTELLECTUAL PROPERTY SUBLICENSED BY INTEL TO CUSTOMER, AS TO WHICH INTEL'S LIABILITY WILL BE LIMITED TO BE COEXTENSIVE WITH AMOUNTS RECOVERABLE BY INTEL PURSUANT TO SUCH THIRD PARTY'S INDEMNIFICATION OBLIGATIONS TO INTEL; (E) INTEL'S LIABILITY PURSUANT TO SECTION 4.7.5.6, AS TO WHICH INTEL'S LIABILITY WILL BE LIMITED TO A CUMULATIVE [*****]; OR (F) INTEL’S LIABILITY PURSUANT TO SECTION 4.7.6.4, IN NO EVENT WILL EITHER PARTY’S TOTAL CUMULATIVE LIABILITY FOR CLAIMS OR CAUSES

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY, EXCEED THE SUM PAID OR PAYABLE TO INTEL BY CUSTOMER DURING THE [*****] PERIOD IMMEDIATELY PRECEDING THE TENDER OF THE CLAIM FOR PRODUCTS MANUFACTURED FOR OR DELIVERED TO CUSTOMER UNDER THIS AGREEMENT. THE EXISTENCE OF MORE THAN ONE CLAIM AGAINST THE PARTICULAR PRODUCTS MANUFACTURED FOR OR DELIVERED TO CUSTOMER UNDER THIS AGREEMENT WILL NOT ENLARGE OR EXTEND THIS LIMIT.

13.4
Essential Element. THE PARTIES UNDERSTAND AND AGREE THAT THE FOREGOING LIABILITY LIMITATIONS ARE ESSENTIAL ELEMENTS OF THIS AGREEMENT AND THAT IN THE ABSENCE OF SUCH LIMITATIONS THE MATERIAL AND ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

13.5
REGARDLESS OF CAUSE OR REASON FOR DAMAGE (WHETHER ACCIDENT, NEGLIGENCE, OR OTHERWISE) INTEL WILL HAVE NO LIABILITY (DIRECT, CONSEQUENTIAL OR OTHER) FOR, IN CONNECTION WITH OR ARISING FROM TANGIBLE PROPERTY FURNISHED FOR USE AT OR LEFT AT INTEL; and, by delivering or entrusting property to Intel, Customer expressly confirms this limitation. Notwithstanding this limitation, Intel will replace, or pay the reasonable retooling costs to replace Customer-owned tangible property and masks damaged or destroyed as a result of Intel’s negligence or fault.

13.6
To the extent a judgment paid to a third party pursuant to Article 10 in connection with an Intel Covered Claim or Customer Covered Claim includes increased damages resulting from a finding of willful infringement of any United States patent or copyright, except to the extent such willful infringement arises from compliance with the applicable Indemnitor’s written instructions relating to an Intel Covered Claim or Customer Covered Claim, as applicable, the Indemnitor will have no liability with respect to the amount of such increase, provided the Indemnitor shall remain liable for the original amount of such damages.

14.	GENERAL TERMS

14.1	Publicity.

14.1.1	Obligations Regarding Agreement Information. Agreement Information (as defined below) may not be disclosed by any
________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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Party hereto to any third party, including, without limitation, the Securities and Exchange Commission or any other governmental authority or regulatory body, except in accordance with the provisions set forth below. For purposes of this Agreement, the term "Agreement Information" refers to the following items: (i) the existence of this Agreement, (ii) the terms and provisions of this Agreement, and (iii) agreements which are adjunct or ancillary to this Agreement, or which incorporate this section of this Agreement by reference.

14.1.2
Prohibition on Announcements and Other Disclosures. No announcement or other disclosure (including, without limitation, any filing with any governmental authority or regulatory body) regarding any Agreement Information will be made in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials, private placement memorandum, offering circular, prospectus, registration statement, filing, notice or otherwise without the prior written consent of each of the parties hereto.

14.1.3
Permitted Disclosures. Notwithstanding the foregoing, (i) any Party may disclose any of the Agreement Information to its senior management, employees and individual contractors, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities have a reasonable need to know such information and are under appropriate nondisclosure obligations (with the disclosing Party being responsible for any failure of any person to whom the disclosing Party discloses Agreement Information to comply with the provisions of this Section).

14.1.4
Legally Compelled Disclosure. In the event that Customer is requested or is legally required or becomes legally compelled by any governmental authority or regulatory body (including, without limitation, the Securities and Exchange Commission) or by statute or regulation or by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process, including, without limitation, in connection with any public or private offering of the Company’s capital stock to disclose any Agreement Information, Customer will provide Intel with prompt written notice of that fact before such disclosure and will use its reasonable efforts to fully cooperate with Intel to seek a protective order, confidential treatment or other appropriate remedy with respect to the disclosure. In the event of any disclosure, Customer will disclose only that

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portion of the Agreement Information that Customer is legally required to disclose and shall exercise its reasonable efforts to obtain confidential treatment for such information to the extent requested by Intel and to the maximum extent possible under law. Customer agrees that it will provide Intel with drafts of the disclosing materials in which Customer desires to disclose Agreement Information under this subsection 14.1.4 at least five (5) business days prior to disclosure thereof (to the extent such advance notice is legally permissible), and that it will consider any changes to such materials as requested by Intel to the extent permitted by law.

14.1.5
Repetitive Disclosures. To the extent any Agreement Information is publicly disclosed without breach of this Agreement, each Party shall be free to make additional disclosures of such already publicly disclosed Agreement Information without having to comply with the procedures in subsection 14.1.4 with respect to such additional disclosures.

14.2
Force Majeure. The Parties hereto will not be liable for any failure to perform due to unforeseen circumstances or causes beyond that Party’s reasonable control, for a period not to exceed ninety calendar days. Examples of such causes include, but are not limited to, acts of God, war, riot, terrorist acts, embargoes, acts of civil or military authority, fire, flood, accidents, earthquakes or shortages of transportation facilities, fuel or materials which cannot be reasonably replaced from other sources. If the services are to be delayed by such contingencies for more than ninety calendar days, Intel will immediately notify Customer in writing and Customer may, (i) extend time of performance, or (ii) terminate the uncompleted portion of the Order at an agreed upon cost to Customer.

14.3
No Partnership/Joint Venture. Performance by the Parties under this Agreement will be as independent contractors. Nothing contained herein or done under the terms of this Agreement will constitute the Parties entering upon a joint venture or partnership, or will constitute either Party as the agent of the other Party for any purpose.

14.4
Assignment. Intel may assign, in whole, or delegate its rights and/or obligations, or any part of such obligations, under this Agreement to any or all of its wholly-owned Subsidiaries, provided Intel shall remain liable hereunder notwithstanding any such assignment or delegation. Otherwise, neither Party may assign any rights or delegate any duties under this Agreement whether by contract, merger, operation of law or otherwise without the prior written approval of the other Party. Any attempt to assign any rights, duties or obligations hereunder without the

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other Party’s written consent will be a material breach of this Agreement and will be null and void.

14.5
Trademarks. Neither Party has any right to use any trademark, logo, trade name or other identifying mark of the other Party, provided however that Intel may, as instructed by Customer, affix Customer’s trademarks, logos, trade names and other identifying marks to Products.

14.6
Merger, Modification, Waiver. Failure by either Party to insist in any instance upon strict conformance to any term or condition herein, or failure by any Party to act in the event of a breach or default, will not be construed as a consent to or a waiver of that breach or default or any subsequent breach or default of the same or of any other term or condition contained herein.

14.7
Notices. All Notices and requests required under this Agreement will be in writing and will be deemed given if personally delivered by hand or Federal Express or other overnight service having international operations or five calendar days after being mailed postage prepaid, certified or registered mail, to:

INTEL CORPORATION 2200 Mission College Blvd. Santa Clara, CA 95054 Attn.: Office of The General Counsel Mailstop: SC4-203
ALTERA CORPORATION 101 Innovation Drive San Jose, CA 95134 Attn.: Office of the General Counsel
ALTERA INTERNATIONAL INC. c/o Altera Corporation (M) Sdn Bhd (Foreign Subsidiary of Altera Corporation) 6, Bayan Lepas Technoplex Medan Bayan Lepas, 11900 Penang, Malaysia

14.8
Severability. If any provision or provisions of this Agreement will become or be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions will in no way be

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affected or impaired thereby; provided, however, that if such holding substantially alters the terms and conditions of this Agreement, the Parties agree to negotiate a provision to be substituted for the eliminated provision which will, as close as possible, have the economic effect of the eliminated provision.

14.9	Order of Precedence.

14.9.1
Orders for manufacture of Product placed by Customer during the term of this Agreement will be governed by and subject to only the terms and conditions of this Agreement and applicable Orders. If any inconsistency or conflict should arise between this Agreement and the applicable Orders or exhibits or attachments, the order of precedence in resolving such inconsistency or conflict will be (from highest to lowest):

14.9.1.1	Exhibit F (Supplemental Terms).

14.9.1.2	Section 13 of this Agreement.

14.9.1.3	Sections 4.7.5 and 4.7.6 of this Agreement.

14.9.1.4	Product Attachments.

14.9.1.5	Amendments to this Agreement.

14.9.1.6	This Agreement (excluding Sections 4.7.5 and 4.7.6) including Exhibits A-E.

14.9.1.7	Orders.

14.9.2
Notwithstanding the foregoing, the Parties agree that the terms and conditions on Customer’s Orders and/or the terms and conditions on Intel’s Order acknowledgment forms, and on any other routine Order-related documentation will not apply, except for those items described in Section 4.3.3.

14.9.3	It is expressly agreed that any lack of reference to this Agreement on any Order issued by Customer will not affect the applicability of this Agreement to such Order.

14.10
Entire Agreement. This Agreement and Exhibits A-F and the Product Attachments which are hereby incorporated by reference, constitute the entire Agreement between the Parties with respect to the subject matter hereof, merge all prior and contemporaneous Agreements and negotiations, and may only be modified in a writing signed by authorized representatives of the Parties.

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SIGNATURE PAGE NEXT PAGE

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AGREED TO:

INTEL CORPORATION	ALTERA CORPORATION

/s/ Sunit Rikhi	/s/ William Y. Hata
Signature	Signature
Sunit Rikhi	William Y. Hata
Printed Name	Printed Name
Vice President, ICF	Senior Vice President
Title	Title
04/01/2013	04/01/2013
Date	Date

ALTERA INTERNATIONAL INC

/s/ Katherine Schuelke
Signature
Katherine Schuelke
Printed Name
Secretary
Title
04/01/2013
Date

SIGNATURE PAGE TO
AMENDED AND RESTATED FOUNDRY AND MANUFACTURING CUSTOMER AGREEMENT

List of Exhibits
Exhibit A – Customer/Intel Acceptance Specification Outline
Exhibit B – Shipping Terms
Exhibit C - Intel’s Return Material Authorization Procedure
Exhibit D – Additional Terms and Conditions
Exhibit E- Green Badge Requirements
Exhibit F- Supplemental Terms

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EXHIBIT A
Customer/Intel Acceptance Specification Outline
Product: _______________________________________________

(This will become a Rev 0 Specification when content is defined, agreed and signed by the two parties before any Delivery by Intel)

ORIGINATOR:
APPROVER:

Effective Date: Revision History:	TBD (before first Production shipments)	Expiration Date:	Renew every 2 years

1.0	PURPOSE/SCOPE of ACCEPTANCE SPECIFICATION

1.1	Purpose of Acceptance Specification:

1.1.1	To define the acceptance requirements that will be satisfied by Intel, for Die Product or Finished Product purchased under the Customer/Intel manufacturing agreement.

1.1.2	To define procedures and requirements for traceability, packing, labeling, and shipping Product to Customer or its subcontractors.

1.2	Scope:

1.2.1	The Acceptance Specification will apply to all part numbers manufactured by Intel and sold to Customer in Die Product or Finished Product under the Customer/Intel manufacturing agreement.

2.0	KEY RESULTS from ACCEPTANCE SPECIFICATION:

2.1	Ensure that all manufacturing performed by Intel of Products for shipment to Customer or its subcontractors, meets applicable quality and reliability requirements.

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2.2	Ensure that all materials are packed, shipped, and managed by Intel in a manner that is compatible with methods in use at Customer.

3.0	REFERENCE DOCUMENTS:

3.1	Intel Quality Management System Overview.

This system provides details on Intel’s Manufacturing Process Control Systems, Process Qualification Document, Change Control System and Discrepant Material handling methodology. Presentations to explain this system will be shared when requested by Customer

3.2	Wafer and Assembly Acceptance Criteria

Wafer Acceptance Criteria will define list of E-test parameters, their pass/fail criteria that will be shared with Customer.

3.3	Intel Outgoing Final Visual Inspection Criteria

3.4	Package Marking or shipping logistics

4.0	REQUIREMENTS:
Details of the following will be defined in a separate document by Intel before Production commences, which will be deemed to have been made a part of the Acceptance Specification. Yield acceptance criteria will become applicable after mutually agreed, minimum Wafer volume shipments have been met.

4.1	Wafer Acceptance Criterion

4.2	Outgoing Final Visual Inspection Criteria.

Details of the following will be defined jointly before Production shipments commence.

4.3	Quality Requirements:

4.3.1	Conformance to Product and Quality Specifications as reflected in Final Test data based on agreed test plan

4.4	Term Definitions:

4.4.1	List and definition of relevant Intel and Customer terms used in packing, labeling and shipping logistics

4.5	Packing And Label Requirements:

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4.5.1	Agreements on Customer requirements on packing of inner boxes (e.g. Tape and Reel), intermediate boxes and outer boxes will be documented.

4.5.2	Intel uses ILABEL software for labeling. Agreement on specific bar-coding or other labeling of inner, intermediate packages and outer shipping cartons to meet customer requirements will be documented.

4.5.3	Any specific packing and labeling procedures that need to be agreed upon between Intel and Customer

4.6	Traceability Requirements:

4.6.1	Agreed Traceability requirements via lot code, date code, product code and unit level coding will be documented.

4.7	Paperwork Requirements:

4.7.1	Agreed Packing list, Ship Alert and other paperwork requirements

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EXHIBIT B    SHIPPING TERMS

I.	Incoterms: The trade terms used in this Exhibit B will have the meaning given to such terms in the International Chamber of Commerce Incoterms 2000.

II.
The trade terms will be F.C.A. (Incoterms 2000) with title transferring over the high seas prior to entry at the port of disembarkation. The Parties may on occasion agree to revise the INCOTERMS and delivery locations, in all instances taking due account of Customer’s business requirements with respect to passage of title and risk of loss or damage.

III.	Customer will pay all taxes, duties, shipping, insurance, and handling charges after the Delivery point.

IV.
Intel will be the exporter of record on all shipments of Products, provided, however, that Customer must first provide Intel with background classification information (ECCN) for all Customer Provided Deliverables that are used in connection with the design and/or manufacture of Products, and assist as necessary in collaboration with Intel in establishing the ECCN for each Product. Delivery will not occur until Intel has obtained any export license or other official authorization necessary for export of Products. Intel will pay all relevant export duties, including surcharges, taxes, or the like levied by the (origin country) government or its agency.

V.
The terms of this Exhibit B will be subject to acquisition of any necessary export license or permit from the (origin country) government or its agency. Should such export license or permit be refused, Customer will have the right to cancel, and reissue Orders.

VI.	Customer will be responsible for obtaining an import license and other governmental approval or permit required in the country to which the Products are imported.

VII.
Other than for WIP, which Customer authorizes Intel to manage and ship to and from Intel and its contracted manufacturing sites, for product manufactured outside the United States Customs Territory and imported into the United States, the Party responsible for importing, clearing through U.S. customs, and acting as importer of record will be Customer.

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EXHIBIT C    Intel's Return Material Authorization Procedure

Within the applicable warranty period, if a Product does not meet the warranty set forth in Section 9.1 of the Agreement, the Product may be returned to Intel to perform Failure Analysis Correlation Requested (FACR), provided that the customer promptly notifies Intel in writing that such Product is nonconforming and furnishes an explanation of the deficiency.
Intel will request a quantity of the affected material to be submitted first for FACR and failure analysis, with customer support to verify the Product is nonconforming.  Customer will provide adequate fault isolation support to assist Intel with physical failure analysis (FA). If the FACR process finds the product to be nonconforming and concludes the failure root cause is subject to the warranty set forth in Section 9.1 of the Agreement, Intel will provide customer with a Return Material Authorization (RMA) number. Transportation charges for the return of Product to Intel will be paid by Intel. Upon receipt of defective material at Intel’s RMA warehouse, Intel will have a reasonable time (not to exceed three (3) business days) to elect the applicable remedy set forth in Section 9.2 of the Agreement.

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EXHIBIT D    Additional Terms and Conditions

1.
Pursuant to Section 3.1 of the Agreement, Customer agrees, with respect to third party technical collateral identified in this Exhibit ("Intel Licensable Technical Collateral"), that the terms of this Exhibit D (and any sub-exhibits D.X) will control.

2.
Customer acknowledges and agrees that Intel Licensable Technical Collateral may contain trade secrets and other proprietary information of Intel and Intel licensors. In order to protect those trade secrets and other proprietary information, Customer agrees that, except as expressly permitted under applicable law, it will not make any attempt to modify or to derive the underlying source code of the Intel Licensable Technical Collateral nor authorize any third party to do so. Customer acknowledges and agrees that the Intel Licensable Technical Collateral and/or certain output generated through use of the Intel Licensable Technical Collateral licensed hereunder may contain information that complies with the Virtual Component Identification Physical Tagging Standard (VCID) as maintained by the Virtual Socket Interface Alliance (VSIA), and agrees not to alter, delete, or change any such information.

3.
Customer disclaims liability of the Intel licensors with respect to any claim arising from Customer's exercise of its rights under this Exhibit D, or arising from the Intel Licensable Technical Collateral, and agrees that it will pursue only Intel, and not the Intel licensors, with respect to any such claim, whether based on breach of contract, tort (including negligence), product liability, infringement of intellectual property rights or otherwise, and whether or not the licensor(s) involved have been advised of the possibility of damage to Customer or such damage were reasonably foreseeable. Intel agrees to accept responsibility and liability for claims arising from the Intel Licensable Technical Collateral. For purposes of this paragraph only, the Intel licensors will be deemed third party beneficiaries of this Agreement.

4.
Intel's liability, and the limitations thereof, with respect to the Intel Licensable Technical Collateral will be as set forth in the Agreement, as the terms of the Agreement pertain to Intel Licensable Technical Collateral.

5.
The parties acknowledge that requirements and conditions in addition to or different from those in this Exhibit may apply to particular technical collateral, and agree that such requirements and conditions will be addressed on a case-by-case basis as they arise and will be incorporated into a sub-exhibit (numbered D.X) to this Exhibit as needed.

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EXHIBIT E    Green Badge
As preconditions to enabling certain employees of Customer to be admitted to enter, and utilize resources on, Intel premises, and with respect to all employees of Customer as to whom access to Intel's premises is sought:

1.	Customer will comply with all employment and labor laws, and must provide its employees with legal right to work in the country in which they are working.

2.
Customer will comply with all applicable laws regarding non-discrimination in terms and conditions of employment, payment of minimum wage and legally mandated employee benefits and compliance with mandated work hours. Customer will comply with all applicable laws regarding employment of underage or child labor and will not employ children under the age of 16. Customer represents and agrees that it is in compliance with Executive Order 11246 and implementing Equal Opportunity regulations, the Vietnam Era Veterans’ Readjustment Assistance Act as amended by the Veterans Employment Opportunities Act of 1998 (to include Vietnam-era Veterans and other Veterans who served on active duty during a war or campaign or expedition for which a campaign badge has been authorized), and the Immigration Act of 1987, unless exempted or inapplicable. Customer agrees that Customer employees that are green badged by Intel will fully comply with Intel’s Code of Conduct and EICC policy as set forth at Customer.intel.com.

3.
Customer will make all deductions for taxes, worker’s compensation, and other deductions from income as required by any applicable tax code or law, or any other governmental tax laws, and will make all such payments to the applicable authority.

4.
Neither Customer nor any of its Subsidiaries will export/re-export any technical data, process, product, or service, directly or indirectly (including the release of controlled technology to foreign nationals from controlled countries), to any country for which the United States government or any agency thereof requires an export license or other government approval without first obtaining such license.

5.
For employees in the U.S., Customer agrees not to designate foreign nationals (non U.S. citizens or U.S. permanent residents) for work on any Intel site unless that foreign national is covered under a valid U.S. Export License or is not exposed to controlled technology. Additionally, for employees outside of the U.S., Customer agrees not to designate foreign nationals for work on any Intel site unless that foreign national is a citizen or permanent resident of the country of that Intel site or the foreign national is covered under a valid U.S. Export Authorization or the foreign national is not exposed to controlled technology or the foreign national does not require a valid U.S. Export License.

6.	It is a requirement of this Agreement that the Customer will be responsible for

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obtaining all such approvals, authorizations, permits and licenses and will indemnify and hold Intel harmless from any failure to comply with such requirement.

7.
Customer acknowledges and agrees that neither Customer nor any of Customer’s employees are entitled to participate in any of Intel’s benefit plans, including but not limited to stock option plans, stock participation plans, profit sharing, retirement or pension plan contributions or savings or medical plans.

8.
Customer is independent of Intel, and its personnel and other representatives will not act as nor be agents or employees of Intel. Customer will have complete charge and responsibility for personnel employed by Customer; however, Intel reserves the right to instruct Customer to remove from Intel's premises immediately any of Customer's personnel who are in breach of this contract.

9.
Subject to the procedures set forth in Sections 10.6 and 10.7 of the Agreement, Customer will, to the fullest extent permitted by law, protect, defend, indemnify, and hold Intel harmless from and against any and all claims, liabilities, demands, penalties, forfeitures, suits, judgments, and the associated costs and expenses (including attorney’s fees), which Intel may hereafter incur, become responsible for, or pay out as a result of: death or personal injury (including bodily injury) to any person, destruction or damage to any property, contamination of or adverse effects on the environment, and any clean up costs in connection therewith, or any violation of law, governmental regulation or orders, to the extent caused by (i) Customer’s breach of any term or provision of this Addendum; or ii) any negligent acts, errors, or omissions or willful misconduct by Customer, its employees, officers, agents, representatives, or subcontractors while on Intel premises.

10.
The foregoing indemnity will include any claim made or threatened, whether by legal proceedings or otherwise, against Intel by a third party on the grounds that any person designated by Customer for work on Intel premises is or was deemed to be an employee of Intel. Customer further agrees that if Intel is required by law or otherwise to include Customer or any of Customer’s employees in any of Intel’s benefit plans or provide severance benefits under law, Customer will reimburse Intel for the actual amount required to be paid, or the fair market value of any benefit received by Customer or Customer’s employees arising from work performed under this Agreement.

11.
Without limiting or qualifying Customer's liabilities, obligations, or indemnities otherwise assumed by Customer pursuant to this Addendum, Customer will maintain, at its sole cost and expense, commercial general liability insurance with a limit of liability not less than $1,000,000.00 per occurrence and including liability coverage for bodily injury or property damage (1) assumed in a contract or agreement pertaining to Customer's business and (2) arising out of Customer's activities. Customer's insurance will be primary, and any applicable insurance maintained by Intel will be excess and non-contributing. The above

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coverages will name Intel as additional insured. Customer will also maintain statutory workers' compensation coverage, including a broad form all states endorsement in the amount required by law, and employers' liability insurance in the amount of $1,000,000.00 per occurrence. Such insurance will include an insurer's waiver of subrogation in favor of Intel.

12.
Customers who assign employees to Intel’s premises are responsible for complying with Intel’s global contingent workforce policy. This includes but is not limited to adhering to requirements for site and network access and complying with all relevant restrictions on placement at Intel, which includes waiting periods to satisfy workforce stabilization guidelines and adherence to the 12 month rule (or as otherwise advised) for staff augmentation workers. All of the guidelines are found on supplier.intel.com under CW Supplier Policy.

13.
Intel is committed to fulfilling its legal and ethical responsibility to maintain a safe and efficient working environment on Intel premises. Customer will actively support Intel’s objective to provide "risk free" and "drug free" environment for at Intel. Customer will comply with Intel’s drug free work place directive as outlined in the contingent workforce policy on supplier.intel.com.

14.
Customer confirms that, to the best of its knowledge and efforts, all Customer employees set to perform work, or already performing work, if so permitted, at an Intel facility have met all Intel site access and security standards, including, but not limited to cooperation with access paperwork and completion of any required Intel orientation, and that Customer has or will perform all relevant screening requirements. Customer will contact the local badging office or reference the contingent workforce Customer policy at supplier.intel.com for details, prior to assigning employees to positions requiring on-site access.

15.	Intentionally Omitted

16.
Customer is responsible for ensuring that Customer and all of its employees designated to work at Intel premises comply with all Intel access and security requirements, including but not limited to cooperation with access paperwork, relevant screening requirements, and completion of any required orientation required by Intel. Customer should refer to local badging office and the contingent workforce Customer policy at supplier.intel.com for details.

17.	Satisfaction of the foregoing preconditions does not guarantee that employees of Customer, or any particular employee, will be admitted to enter, nor utilize resources on, Intel premises.

18.
Use of Intel resources on Intel premises, unless otherwise agreed in writing, will be for the limited purposes identified in one or more Product Attachments, to further the project described in the applicable Product Attachment, and solely in connection with:

18.1	Verification of tool flow; and

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18.2	Testing customer product database through Intel approved EDA tool flow for customer design learning for product manufacturability and reliability.

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EXHIBIT F    Supplemental Terms

1.
Intel agrees that it will not produce or sell Intel-branded Standalone PLDs (as defined below), nor invest in or acquire any companies whose principal business is the sale of programmable logic devices (“PLD Companies”), for a [*****] of the Agreement or until [*****], whichever is earlier. For clarity, this paragraph 1 of this Exhibit F is not intended to prohibit Intel from investing in investment vehicles (e.g., mutual funds, exchange traded funds) that own securities in PLD Companies solely for purposes of financial investing where such investment vehicles do not participate in any way in the management or operation of such PLD Companies. As used in this exhibit, “PLD” or “programmable logic device” means an integrated circuit that derives its value primarily due to its field programmability and contains field programmable functions such as digital logic, an interconnect fabric, IOs, and other complex IP blocks. As used in this paragraph, "Standalone PLD" is a PLD which is neither bonded with one or more other die performing material and substantial complex logic functions, nor specifically designed to be sold or to work in conjunction with another specific die performing material and substantial logic functions.

2.
Customer agrees, during the term of the Agreement, to evaluate Intel foundry services for all Wafer foundry, [*****] for PLDs to be manufactured utilizing technology nodes smaller than 20 nanometers (“<20nm”) and, [*****] Intel is [*****]. If Customer desires to manufacture a PLD utilizing a <20nm technology node, Customer will provide to Intel a notice describing Customer’s technological, scheduling, financial, anticipated volume, and commercial requirements for such PLD and describing the attributes of the Product Family for such PLD (“PLD Manufacturing Notice”). [*****] with respect to such PLD, and Customer will promptly respond to Intel's requests for information reasonably required to enable Intel to make its determination. Intel will make every effort to provide its determination to Customer as promptly as is practicable under the circumstances. In the event of a disagreement over whether Intel has been provided a reasonable time to make its determination, the matter will be promptly escalated on each side to the highest levels of management, including, if necessary, each party's CEO. This [*****] upon delivery by Intel of written notice (“PLD Manufacturing [*****]”) prior to the expiration of the [*****]. Following delivery of the PLD Manufacturing [*****], Intel and Customer will begin design and manufacturing evaluations for such PLD and will negotiate in good faith the terms of the Product Attachment for such PLD, which Product Attachment will include terms reflecting Customer’s technological, financial and commercial requirements for such PLD. If, after a reasonable period of time following Intel’s provision of the PLD Manufacturing [*****], Customer determines, in its sole reasonable discretion, that Intel is [*****]. If the PLD Manufacturing [*****] is not given within the time permitted by this paragraph, Customer will be [*****].

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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3.
During the term of the Agreement, Intel agrees not to provide foundry services for the manufacture of PLDs in technology nodes of [*****] and smaller: (a) to [*****] nor to entities that acquire [*****] unless, in either case, such [*****] are [*****] of Intel as of the Effective Date of the Agreement (“[*****]”) (as to whom Intel will [*****] for any technology node smaller than [*****] nanometers for [*****]until at least [*****]after the date the [*****] for that node was made [*****]); or (b) to [*****] that, after the termination of Intel’s obligations pursuant to paragraph 1 of this Exhibit F, become [*****] as a result of [*****] with or [*****] by [*****].

4.
If an [*****] is [*****] by a company, then, during the term of the Agreement, Intel will [*****] accept for [*****] any [*****] for such [*****] or the [*****] company other than those specific [*****] as to which Intel is [*****] to [*****] as of the date of the [*****].

5.
Intel and Customer may, by written agreement on an IP-by-IP basis, place restrictions on Intel’s right to provide Intel-owned design IP to other PLD Companies, when that IP is developed specifically to support Customer’s 14 nanometer [*****]. Any such agreement will be entered into prior to commencement of development of the IP involved.

6.
Intel will have no obligation to comply with its agreements pursuant to paragraphs 1, 3, 4, or 5 (including agreements entered into pursuant to paragraph 5) of this Exhibit F if and when Customer [*****]. Intel’s rights under this paragraph 6 of this Exhibit F are Intel’s sole remedy in the event [*****].

________________________________________
[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

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